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                                                                   EXHIBIT 10.13

                               AMENDMENT OF LEASE


                  THIS AMENDMENT OF LEASE (this "Amendment") dated as of April 26, 1996, between 1740 BROADWAY ASSOCIATES L.P., a Delaware limited partnership having an office c/o Mendik Realty Company, Inc., 330 Madison Avenue, New York, New York 10017 ("Landlord") and THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK, a New York corporation having an office at 1740 Broadway, New York, New York 10019 ("Tenant").



                              W I T N E S S E T H:


                  WHEREAS, by Agreement of Lease, dated as of December 17, 1990 (the "Lease"), Landlord leased to Tenant, and Tenant hired from Landlord, certain premises (the "Original Premises") as more particularly described in the Lease, in the building known as and by the address 1740 Broadway, New York, New York (the "Building") and


                  WHEREAS, Tenant has requested, and Landlord has agreed, on the terms and conditions hereinafter contained, to modify the Lease as hereinafter provided.


                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Lease, of Ten Dollars ($10) and of other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:


                  1. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to such terms in the Lease.
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                  2. The term of the Lease with respect to the Original Premises and the Additional Premises (as defined in Paragraph 6 below; the Original Premises and the Additional Premises, as the same may be increased pursuant hereto by the Initial Additional Premises and the Option Space, collectively, the "Premises") is hereby extended to May 31, 2016, upon all of the terms and conditions of the Lease, as amended by this Amendment. All references in the Lease to the Fixed Expiration Date shall be deemed to be references to May 31, 2016. Notwithstanding the foregoing (i) the Fixed Expiration Date in respect to the Temporary Second Floor Premises occurred on January 31, 1991, the Temporary Second Floor Premises are not a part of the Premises, and all references in the Lease to the Temporary Second Floor Premises are hereby deleted, and (ii) the Fixed Expiration Date in respect of the Tenth Floor Premises shall be December 31, 2000.


                  3. (A) Notwithstanding anything to the contrary contained in the Lease, from and after June 1, 1996 (the "Effective Date"), the Fixed Rent in respect of the Original Premises (other than the Tenth Floor Premises) shall be as follows:


                           (i) Seven Hundred Twenty-Six Thousand Dollars
($726,000) per annum for the period commencing on June 1, 1996 and ending on August 31, 1996 ($60,500 per month);


                           (ii)Seven Hundred Sixty-Six Thousand Eight Hundred
Thirty-Seven and 50/100 Dollars ($766,837.50) per annum for the period commencing on September 1, 1996 and ending on November 30, 1996 ($63.903.13 per month);


                           (iii) Four Million Four Hundred Sixty-Eight Thousand
One Hundred Thirty-Two and 50/100 Dollars ($4,468,132.50) per annum for the period



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commencing on December 1, 1996 and ending on May 31, 2001 ($372,344.38 per month);


                           (iv)Five Million Twenty-Two Thousand Five Hundred
Twenty-Two and 50/100 Dollars ($5,022,522.50) per annum for the period commencing on June 1, 2001 and ending on May 31, 2006 ($418,543.54 per month);


                           (v) Five Million Five Hundred Seventy-Six Thousand
Nine Hundred Twelve and 50/100 Dollars ($5,576,912.50) per annum for the period commencing on June 1, 2006 and ending on May 31, 2011 ($464,742.71 per month); and


                           (vi)Five Million Five Hundred Seventy-Six Thousand
Nine Hundred Twelve and 50/100 Dollars ($5,576,912.50) per annum for the period commencing on June 1, 2011 and ending on May 31, 2016 ($464,742.71 per month).


                           B. Provided no Event of Default shall have occurred
and be continuing on the dates upon which the following credits are to be granted, Tenant shall be entitled to a credit against Fixed Rent in the aggregate amount of One Million Fifty-Nine Thousand Five Hundred Forty-Three and 60/100 Dollars ($1,059,543.60), to be applied in equal monthly installments of Eight Thousand Eight Hundred Twenty-Nine and 53/100 Dollars ($8,829.53) on the first day of each month during the period commencing on June 1, 2001 and ending on May 31, 2011


                  4. (A) Notwithstanding anything to the contrary contained in the Lease, from and after the Effective Date the Fixed Rent in respect of the Tenth Floor Premises shall be One Million Sixty-Four Thousand Four Hundred Twelve Dollars ($1,064,412) per annum for the period commencing on June 1, 1996 and ending on December 31, 2000 ($88,701 per month).

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                           B. Effective as of the Fixed Expiration Date in
respect of the Tenth Floor Premises, Tenant's Share shall be reduced by five and six hundred forty-three one thousandths percent (5.643%), and the Space Factor shall be reduced by 29,567.


                  5. (A) Landlord shall contribute an amount not to exceed One Million Nine Hundred Forty-Two Thousand Two Hundred Sixty Dollars ($1,942,260) (the "Original Premises Tenant Fund") toward the "hard costs" of the Alterations (the "Original Premises Alterations") to be performed by Tenant to the Second Floor Premises, the Eighth Floor Premises, the Ninth Floor Premises, the Eleventh Floor Premises, the Twelfth Floor Premises, the Thirteenth Floor Premises, and (solely to the extent hereinafter provided) space on the fourth
(4th) floor of the Building (the "Subleased Space") subleased by Tenant from another tenant of the Building (collectively, the "Alteration Premises") during the period from the Effective Date through the second (2nd) anniversary of the Effective Date. For purposes of determining the "hard costs" of the Original Premises Alterations, Landlord agrees that such "hard costs" may include the professional fees (not in excess of ten percent (10%) of the Original Premises Tenant Fund) of the architects, engineers and designers involved in the Original Premises Alterations.


                           B. Landlord shall disburse a portion of the Original
Premises Tenant Fund to Tenant from time to time, within thirty (30) days after receipt of the items set forth in Paragraph 5(C) hereof, provided that on the date of a request and on the date of disbursement from the Original Premises Tenant Fund no Event of Default shall have occurred and be continuing. Notwithstanding the foregoing, any request for disbursement delivered to Landlord during the period December 1 through December 15



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shall be disbursed by the 31st day of such month, provided that on the date of the request and on the date of disbursement from the Original Premises Tenant Fund no Event of Default shall have occurred and be continuing. Disbursements from the Original Premises Tenant Fund shall not be made more frequently than monthly, and shall be in an amount equal to the aggregate amounts theretofore paid or payable (as certified by the Vice President, Corporate Services of Tenant and Tenant's independent, licensed architect) to Tenant's contractors, subcontractors, vendors and materialmen which have not been the subject of a previous disbursement from the Original Premises Tenant Fund multiplied by a fraction, the numerator of which is $1,942,260 and the denominator of which is the total "hard costs" of the Original Premises Alterations as estimated by Tenant's independent licensed architect and as approved by Landlord (which approval shall not be unreasonably withheld or delayed), which fraction shall be subject to readjustment as provided by Paragraph 5(C) hereof (but in no event shall such fraction be greater than one (1)). In addition, in no event shall more than Three Hundred Thousand Dollars ($300,000) be disbursed in respect of Alterations to the Subleased Space.


                           C. Landlord's obligation to make disbursements from
the Original Premises Tenant Fund shall be subject to Landlord's verification of the total cost of the Original Premises Alterations as estimated by Tenant's independent licensed architect and receipt of: (a) a request for such disbursement from Tenant signed by the Vice President, Corporate Services of Tenant, together with the certification required by Paragraph 5(B) hereof, (b) copies of all receipts, invoices and bills for the work completed and materials furnished in connection with the Original Premises Alterations and incorporated in or delivered to the Alteration Premises which are to be paid from the requested



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disbursement or which have been paid by Tenant and for which Tenant is seeking reimbursement, (c) copies of all contracts, work orders, change orders and other materials relating to the work or materials which are the subject of the requested disbursement or reimbursement, (d) if requested by Landlord, waivers of lien from Tenant's general contractor or construction manager and all major subcontractors involved in the performance of the Original Premises Alterations relating to the portion of the Original Premises Alterations theretofore performed and materials theretofore provided and for which previous disbursements and/or the requested disbursement has been or is to be made (except to the extent such waivers of lien were previously furnished to Landlord upon a prior request), (e) a certificate of Tenant's independent licensed architect stating (i) that, in his opinion, the portion of the Original Premises Alterations theretofore completed and for which the disbursement is requested was performed in a good and worker like manner and substantially in accordance with the final detailed plans and specifications for such Original Premises Alterations, as approved by Landlord, (ii) the percentage of completion of the Original Premises Alterations as of the date of such certificate, (iii) the revised estimated total "hard costs" to complete the Original Premises Alterations and (f) the amount of the Alterations Fee then payable pursuant to
Section 3.2 of the Lease. If the revised estimated total "hard costs" of the Original Premises Alterations increases above or decreases below the original estimated total "hard costs" of the Original Premises Alterations by more than five percent (5%), then the denominator of the fraction referred to in Paragraph 5(B) hereof shall be adjusted appropriately each time such "hard costs" increases or decreases in increments of at least five percent (5%). If the "hard costs" of the Original Premises Alterations decreases



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below the estimated cost thereof, then upon the completion (but for minor punchlist items) of the Original Premises Alterations and the satisfaction of the conditions set forth in Section 5(E) hereof, any portion of the Original Premises Tenant Fund which has not been previously disbursed toward such "hard costs" shall be disbursed by Landlord up to a maximum aggregate amount equal to the lesser of (i) the total "hard costs" of the Original Premises Alterations and (ii) the Original Premises Tenant Fund.


                           D. In no event shall the aggregate amount paid by
Landlord to Tenant under this Paragraph 5 exceed the amount of the Original Premises Tenant Fund. Upon the completion of the Original Premises Alterations and satisfaction of the conditions set forth in Paragraph 5(E) hereof, any amount of the Original Premises Tenant Fund which has not been previously disbursed and is not required to be disbursed pursuant to the provisions hereof shall be retained by Landlord. Upon the disbursement of the entire Original Premises Tenant Fund (or the portion thereof if upon completion of the Original Premises Alterations the Original Premises Tenant Fund is not disbursed and is not required to be disbursed pursuant to the provisions hereof), Landlord shall have no further obligation or liability whatsoever to Tenant for further disbursement of any portion of the Original Premises Tenant Fund to Tenant. It is expressly understood and agreed that Tenant shall complete, at its sole cost and expense, the Original Premises Alterations, whether or not the Original Premises Tenant Fund is sufficient to fund such completion. Any costs to complete the Original Premises Alterations in excess of the Original Premises Tenant Fund shall be the sole responsibility and obligation of Tenant. In connection with Tenant's performance of the Original Premises Alterations, Landlord, at its sole cost and expense, shall repair any damage done to the Premises or the Original



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Premises Alterations to the extent the same is due to the negligence or wrongful acts or omissions of Landlord or its agents, employees or contractors.


                           E. Within sixty (60) days after completion (but for
minor punchlist items) of the Original Premises Alterations, Tenant shall deliver to Landlord general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Original Premises Alterations and the materials furnished in connection therewith (unless same previously were furnished pursuant to Paragraph 5(C) hereof), and a certificate from tenant's independent licensed architect certifying that (i) in his opinion the Original Premises Alterations have been performed in a good and workerlike manner and completed (but for minor punchlist items) substantially in accordance with the final detailed plans and specifications for such Original Premises Alterations as approved by Landlord and (ii) to the best of his knowledge, all contractors, subcontractors and materialmen have been paid all amounts due and payable for the Original Premises Alterations and materials furnished through such date.


                           F. If Landlord shall fail or refuse to disburse all
or any portion of the Original Premises Tenant Fund, the Additional Premises Tenant Fund, or the Initial Additional Premises Tenant Fund when the same is required to be disbursed pursuant to the provisions hereof, then Tenant may, within sixty (60) days after such failure or refusal, notify Landlord of such failure or refusal in writing. If Tenant shall notify Landlord as aforesaid and Landlord shall fail or refuse to disburse the amount required to be disbursed and specified in such notice by the date which is fifteen (15) days after delivery of such notice, then, as Tenant's sole remedy (and as Landlord's sole liability),



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Tenant may offset the amount required to be disbursed and specified in such notice against the next succeeding installments of Fixed Rent and additional rent thereafter payable under the Lease.


                           G. Notwithstanding anything to the contrary contained
in the Lease, (i) Tenant shall be entitled to three hundred fifty (350) hours in the aggregate of free overtime freight elevator usage in connection with the performance of the Original Premises Alterations, the Additional Premises Initial Alterations and the Initial Additional Premises Initial Alterations,
(ii) in connection with the performance of Original Premises Alterations, the Additional Premises Initial Alterations and the Initial Additional Premises Initial Alterations, Tenant shall be entitled to, on prior request, but shall not be required to pay for, overtime freight elevator usage during Business Days from noon to 1:00 p.m. and Tenant shall have priority use of the freight elevator during such hour, (iii) during the performance of the Original Premises Alterations, the Additional Initial Premises Alterations and the Initial Additional Premises Initial Alterations, except as set forth in clauses (i) and
(ii) above, Tenant shall pay for overtime freight elevator service at the rate of Forty-Five Dollars ($45) per hour, and (iv) in connection with the performance of the Original Premises Alterations, the Additional Premises Initial Alterations and the Initial Additional Premises Initial Alterations, the Alteration Fee payable by Tenant shall be equal to the reasonable out of pocket costs and expenses incurred by Landlord and its agents to unrelated third parties in connection with such Original Premises Alterations, the Additional Premises Initial Alterations and the Initial Additional Premises Initial Alterations, provided, however, that notwithstanding anything to the contrary contained in the second paragraph of Paragraph No. 2 on Page 1



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of Schedule "A-2" of the Lease, the maximum amount which Tenant shall be required to reimburse Landlord for its review of Tenant's initial submission (but not any subsequent submission) of the plans and specifications for each of the Original Premises Alterations, the Additional Premises Initial Alterations and the Initial Additional Premises Initial Alterations shall not be greater than Five Thousand Dollars ($5,000) per initial submission, which amount shall be increased annually by the percentage increase, if any, in the Consumer Price Index from that in effect on the date hereof.


                           H. Notwithstanding any provision of this Paragraph 5
to the contrary, Tenant shall not be required to deliver to Landlord any general release or waiver of lien if Tenant shall be disputing in good faith the payment which would otherwise entitle Tenant to such release or waiver, provided that Tenant shall keep Landlord advised in a timely fashion of the status of such dispute and the basis therefor and Tenant shall deliver to Landlord the general release or waiver of lien when the dispute is settled. Nothing contained in this Section, however, shall relieve Tenant from complying with the provisions of
Section 3.7(E) of the Lease.


                  6. (A) (1) Tenant hereby leases from Landlord the entire rentable areas of the sixth (6th) floor of the Building as shown on Exhibit "A" annexed hereto and made a part hereof (the "Sixth Floor Premises") and the entire rentable area of the seventh (7th) floor of the Building as shown on Exhibit "B" annexed hereto and made a part hereof (the "Seventh Floor Premises"); the Sixth Floor Premises and the Seventh Floor Premises are hereinafter referred to collectively as the "Additional Premises") for a term to commence on the Additional Premises Commencement Date (hereinafter defined) and to end on May 31, 2016, on all of the terms and conditions of the Lease, as modified hereby. The



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"Additional Premises Commencement Date" shall be the date upon which Landlord shall have delivered exclusive possession of the Additional Premises to Tenant vacant, in "broom clean" condition, free from tenancies and occupancies (other than tenancies and occupancies pursuant to this Lease), and with the work ("Landlord's Additional Premises Work") described as Exhibit "C" annexed hereto and made a part hereof substantially completed. Upon the Additional Premises Commencement Date, the Additional Premises shall be deemed a part of the Office Premises for all purposes under the Lease, except as expressly provided herein. Landlord shall give Tenant not less than ten (10) Business Days' notice of the anticipated Additional Premises Commencement Date. Landlord covenants that if Landlord consents to an early termination of the leases affecting the Additional Premises (as opposed to an early termination of such leases which occurs without Landlord's consent, such as, for example, pursuant to a provision of such leases granting to the tenants under such leases an option or right to terminate, or a termination pursuant to a default by the tenants under such leases), then the Additional Premises Commencement Date shall not be earlier than June 1, 1997.


                           (2) Notwithstanding any provision of this Article 6
to the contrary, Tenant's obligation to lease from Landlord the Additional Premises, and Landlord's obligation to lease to Tenant the Additional Premises, shall be void and of no effect if such Additional Premises are leased by the tenant under the lease with William Douglas McAdams, Inc. pursuant to a right or option granted to such tenant prior to the date hereof or if the tenant under the lease with Wells Rich Greene BDDP, Inc. existing as of the date hereof for such Additional Premises shall renew its lease for the Additional Premises pursuant to a right or option contained in such lease as of the date hereof. In



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addition, if Landlord is unable to deliver possession of any portion of the
Additional Premises by January 1, 1998 because of the holding over or retention of possession of any tenant, undertenant or occupants in the Additional Premises, then except as expressly provided in this Section, (i) Landlord shall not be subject to any liability or failure to give possession on said date, (ii) the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed to extend the term of this Lease with respect to the Additional Premises or otherwise, (iii) Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar nature and purpose then in force, and (provided Landlord fulfills its obligation under the following clause (v) hereof) further waives the right to recover any damages which may result from Landlord's failure to deliver possession of the Additional Premises or portion thereof to Tenant on January 1, 1998 and agrees that the provisions of this Section shall constitute an "express provision to the contrary" within the meaning of Section 223-a of the New York Real Property law, (iv) provided Tenant is not responsible for such inability to deliver possession, the Fixed Rent, Escalation Rent and all other items of additional rent payable with respect to the portion of the Additional Premises not delivered to Tenant shall be abated and the Additional Premises Commencement Date with respect to the portion of the Additional Premises not delivered to Tenant shall be postponed until ten (10) Business Days after Landlord shall give Tenant notice that the Additional Premises or applicable portion thereof is vacant and available for Tenant's occupancy, (v) Landlord, at Landlord's expense, shall use its reasonable efforts to deliver possession of the entire Additional Premises or applicable portion thereof to Tenant as soon as practicable and in connection therewith shall


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promptly institute and diligently and in good faith prosecute holdover and any other appropriate proceedings against the occupants of the Additional Premises or applicable portion thereof, and (vi) if Landlord shall fail to deliver to Tenant exclusive possession of the entire Additional Premises by June 30, 1998, then Tenant, as its sole remedy, by not later than July 15, 1998, may elect to revoke its right to lease the Additional Premises (or, if a portion thereof has been previously delivered, the portion thereof not previously delivered), In which event Tenant shall have no right to lease from Landlord, and Landlord shall have no obligation to lease to Tenant, the Additional Premises (or, if a portion thereof has been previously delivered, the portions thereof not previously delivered).


                           (3) If Tenant's right to lease the Additional
Premises (or the portion thereof not previously delivered) shall be revoked or become void or of no effect pursuant to this Paragraph 6, and if Landlord shall, on or before January 14, 1999, have available up to sixty-one thousand five hundred twenty-four (61,524) rentable square feet available for lease in the Building, Landlord, from time to time, shall offer such available space (up to sixty-one thousand five hundred twenty-four (61,524) rentable square feet) to Tenant in writing. Tenant, within fifteen (15) days after receipt of Landlord's notice(s) delivered from time to time, shall notify Landlord in writing if Tenant elects to lease such space. If Tenant fails to deliver such notice within such period, Tenant shall have no further right under this paragraph to lease such offered space, subject to subsequent notices delivered by Landlord from time to time on or before January 14, 1999. If Tenant shall notify Landlord of its election to lease such space as aforesaid, then from and after the date of delivery of such space to Tenant such space shall be deemed to be the


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Additional Premises for all purposes hereof. Notwithstanding the foregoing, if
Landlord shall have offered to Tenant, and Tenant shall have failed or refused to lease, three (3) separate spaces of not less than fifteen thousand (15,000) rentable square feet each, then Landlord shall thereafter have no obligation to offer to Tenant, and Tenant shall have no right to lease, any space not previously leased pursuant to this Paragraph 6(A)(3).


                           B. The Fixed Rent payable in respect of the
Additional Premises shall be as follows (it being agreed that if Tenant shall lease from Landlord less than sixty-one thousand five hundred twenty-four (61,524) rentable square feet of Additional Space pursuant to the provisions of Paragraph 6(A) hereof, then the following amounts shall each be multiplied by a fraction, the numerator of which is the number of rentable square feet of Additional Premises leased by Tenant pursuant to Paragraph 6(A) hereof, and the denominator of which is sixty-one thousand five hundred twenty-four (61,524)):


                           (i) One Million Six Hundred Sixty-One Thousand One
Hundred Forty-Eight Dollars ($1,661,148) per annum for the period commencing on the Additional Premises Commencement Date and ending on May 31, 2001 ($138,429 per month);


                           (ii)One Million Nine Hundred Seven Thousand Two
Hundred Forty-Four Dollars ($1,907,244) per annum for the period commencing on June 1, 2001 and ending on May 31, 2006 ($158,937 per month);


                           (iii) Two Million One Hundred Fifty-Three Thousand
Three Hundred Forty Dollars ($2,153,340) per annum for the period commencing on June 1, 2006 and ending on May 31, 2011 ($179,445 per month); and


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                           (iv)Two Million Four Hundred Sixty Thousand Nine
Hundred Sixty Dollars ($2,460,960) per annum for the period commencing on June 1, 2011 and ending on May 31, 2016 ($205,080 per month).


                           C. From and after the Additional Premises
Commencement Date, (x) Tenant's Share shall be increased by eleven and seventy four one hundredths percent (11.74%), (y) the Space Factor shall be increased by 61,524, and (z) Tenant shall be entitled to a credit against the first payments of Fixed Rent payable under this Amendment in respect of the Additional Premises in an aggregate amount equal to One Million Six Hundred Sixty-One Thousand One Hundred Forty-Eight Dollars ($1,661,148), it being agreed that if Tenant shall lease from Landlord less than sixty-one thousand five hundred twenty-four (61,524) rentable square feet of Additional Premises pursuant to the provisions of Paragraph 6(A) hereof, then each of the foregoing amounts shall each be multiplied by a fraction, the numerator of which is the number of square feet of Additional Premises leased by Tenant pursuant to Paragraph 6(A) hereof, and the denominator of which is sixty-one thousand five hundred twenty-four (61,524).


                           D. Tenant shall accept the Additional Premises in its
then "as is" condition, and except for the performance of Landlord's Additional Premises Work, Landlord shall have no obligation to prepare the same for Tenant's occupancy or provide any money for the preparation of the same, except that Landlord shall contribute an amount equal to Two Million Four Hundred Sixty Thousand Nine Hundred Sixty Dollars ($2,460,960) (the "Additional Premises Tenant Fund") toward the "hard costs" of performing the Alterations made by Tenant to initially prepare the Additional Premises for occupancy by Tenant (the "Additional Premises Initial Alterations") and the "hard



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costs" of performing Alterations to other portions of the Premises during the period from the Additional Premises Commencement Date through the second (2nd) anniversary of the Additional Premises Commencement Date; provided, however, that not less than fifty percent (50%) of the Additional Premises Tenant Fund must be applied toward the "hard costs" of performing the Additional Premises Initial Alterations. For purposes of determining the "hard costs" of the Additional Premises Initial Alterations, Landlord agrees that such "hard costs" may include the professional fees (not in excess of ten percent (10%) of the Additional Premises Tenant Fund) of the architects, engineers and designers involved in the Additional Premises Initial Alterations. Notwithstanding the foregoing, if Tenant shall lease from Landlord less than sixty-one thousand five hundred twenty-four (61,524) rentable square feet of Additional Premises pursuant to the provisions of Paragraph 6(A) hereof, then the amount of the Additional Premises Tenant Fund shall be an amount equal to Two Million Four Hundred Sixty Thousand Nine Hundred Sixty Dollars ($2.460,960) multiplied by a fraction, the numerator of which is the number of square feet of Additional Premises leased by Tenant pursuant to Paragraph 6(A) hereof, and the denominator of which is sixty-one thousand five hundred twenty-four (61,524). The Additional Premises Tenant Fund shall be disbursed on and subject to the provisions of Paragraph 5 hereof, except that (i) all references therein to the "Original Premises Tenant Fund," the "Original Premises Alterations", the "Alteration Premises" and the number "$1,942,260" shall be deemed to be references to the "Additional Premises Tenant Fund", the "Additional Premises Initial Alterations", the "Additional Premises" and the number "$2,460,960" (or the applicable portion thereof), respectively.



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                  E. Provided no Event of Default shall exist at (x) the time of the delivery of Tenant's notice referred to this Section (E) or (y) on the Initial Additional Premises Commencement Date, Tenant shall have the option, exercisable by written notice delivered to Landlord within sixty (60) days after the date hereof to lease the entire rentable area of the eighteenth (18th) floor of the Building (the "18th Floor Premises") and/or nineteenth (19th) floor of the Building (the "19th Floor Premises") (the "Initial Additional Premises") as shown on Exhibit "E" annexed hereto and made a part hereof. If Tenant shall deliver such notice as aforesaid, then Tenant shall be deemed to have leased such Initial Additional Space for the period commencing on the Initial
Additional Premises Commencement Date and ending on the Fixed Expiration Date (subject to the provisions of Article 39 hereof) on all the same terms and conditions of this Lease, except as set forth in this Article. The "Initial Additional Premises Commencement Date" shall be the date on or after March 1, 1998 upon which Landlord shall have delivered exclusive possession of the Initial Additional Premises to Tenant vacant, in "broom clean" condition, free from tenancies and occupancies (other than tenancies and occupancies pursuant to this Lease), and with Landlord's Additional Premises Work substantially completed in respect of the Initial Additional Premises. Upon the Initial Additional Premises Commencement Date, the Initial Additional Premises shall be deemed a part of the Office Premises for all purposes under the Lease, except as expressly provided herein. Landlord shall give Tenant not less than ten (10) Business Days' notice of the anticipated Initial Additional Premises
Commencement Date.


                           F. The Fixed Rent payable in respect of the Initial
Additional Premises shall be as follows:


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                           (x) If Tenant shall lease the 18th Floor Premises:


                           (i) Four Hundred Twenty-Eight Thousand Seven Hundred
Eighty-Seven Dollars ($428,787) per annum for the period commencing on the Initial Additional Premises Commencement Date and ending on May 31, 2001 ($35,732.25 per month);


                           (ii) Four Hundred Ninety-Two Thousand Three Hundred
Eleven Dollars ($492,311) per annum for the period commencing on June 1, 2001 and ending on May 31, 2006 ($41,025.92 per month);


                           (iii) Five Hundred Fifty-Five Thousand Eight Hundred
Thirty-Five Dollars ($555,835) per annum for the period commencing on June 1, 2006 and ending on May 31, 2011 ($46,319.58 per month); and


                           (iv)Six Hundred Thirty-Five Thousand Two Hundred
Forty Dollars ($635,240) per annum for the period commencing on June 1, 2011 and ending on May 31, 2016 ($52,936.67 per month).


                             (y) If Tenant shall lease the 19th Floor Premises:


                           (i) Four Hundred Thirty-Six Thousand Four Hundred
Fifty-Five Dollars ($436,455) per annum for the period commencing on the Initial Additional Premises Commencement Date and ending on May 31, 2001 ($36,371.25 per month);


                           (ii) Five Hundred One Thousand One Hundred Fifteen
Dollars ($501,115) per annum for the period commencing on June 1, 2001 and ending on May 31, 2006 ($41,759.58 per month);

                           (iii) Five Hundred Sixty-Five Thousand Seven Hundred
Seventy-Five Dollars ($565,775) per annum for the period commencing on June 1, 2006 and ending on May 31, 2011 ($47,147.92 per month); and


                           (iv) Six Hundred Forty-Six Thousand Six Hundred
Dollars ($646,600) per annum for the period commencing on June 1, 2011 and ending on May 31, 2016 ($53,883.33 per month).


                           G. From and after the Initial Additional Premises
Commencement Date in respect of the 18th Floor Premises, Tenant's Share shall be increased by three and thirty-one one thousandths percent (3.031%), the Space Factor shall be increased by 15,881 square feet, and Tenant shall be entitled to a credit against the first payments of Fixed Rent payable under this Amendment in respect of the 18th Floor Premises only in an aggregate amount equal to Four Hundred Twenty-Eight Thousand Seven Hundred Eighty-Seven Dollars ($428,787). From and after the Initial Additional Premises Commencement Date in rent of the 19th Floor Premises, Tenant's Share shall be increased by three and eighty-five one thousandths percent (3.085%), the Space Factor shall be increased by 16,165, and Tenant shall be entitled to a credit against the first payments of Fixed Rent payable under this Amendment in respect of the 19th Floor Premises only in an aggregate amount equal to Four Hundred Thirty-Six Thousand Four Hundred Fifty-Five Thousand Dollars ($436,455).


                           H. Tenant shall accept the Initial Additional
Premises in its then "as is" condition, and except for the performance of Landlord's Additional Premises Work in respect of the Initial Additional Premises, Landlord shall have no obligation to prepare the same for Tenant's occupancy or provide any money for the preparation of the same, except that Landlord shall contribute an amount equal to Six Hundred Thirty-Five Thousand Two Hundred Forty Dollars ($635,240) (in respect of the 18th Floor Premises, if Tenant shall lease the 18th Floor Premises), and Six Hundred Forty Six Thousand Six Hundred Dollars ($646,600) (in respect of the 19th Floor Premises, if Tenant shall lease the 19th Floor Premises) (the "Initial Additional Premises Tenant Fund") toward the "hard costs" of performing the Alterations made by Tenant to initially prepare the Initial Additional Premises for occupancy by Tenant (the "Initial Additional Premises Initial Alterations"). For purposes of determining the "hard costs" of the Initial Additional Premises Initial Alterations, Landlord agrees that such "hard costs" may include professional fees (not in excess of ten percent (10%) of the Initial Additional Premises Tenant Fund) of the architects, engineers and designers involved in the Initial Additional Premises Initial Alterations. The Initial Additional Premises Tenant Fund shall be disbursed on and subject to the provisions of Paragraph 5 hereof, except that (i) all references therein to the "Original Premises Tenant Fund," the "Original Premises Alterations", the "Alteration Premises" and the number "$1,942,260" shall be deemed to be references to the "Initial Additional Premises Tenant Fund", the "Initial Additional Premises Initial Alterations", the "Initial Additional Premises" and the number "$635,240" (in respect of the 18th Floor Premises, if Tenant shall lease the 18th Floor Premises) and "$646,600" (in respect of the 19th Floor Premises, if Tenant shall lease the 19th Floor Premises), respectively.


                           I. Notwithstanding anything to the contrary contained
in the Lease or this Amendment, the Original Premises Tenant Fund, the Additional Premises Tenant Fund, the Initial Additional Premises Tenant Fund, the Landlord's Additional

Premises Work, other work and the rent abatements and credits provided in Sections 3(B), 5(F), 6(C), 6(E), 6(G) and 7(viii) of this Amendment are the only Tenant improvement allowances, Landlord work letter obligations and free rent periods (or credits in lieu thereof) being provided to Tenant under the Lease as amended by this Amendment relating to the commencement of the term of the Lease or the commencement of the term of the leasing of any additional space leased pursuant to the Lease as amended b this Amendment, and are in lieu of any and all similar such allowances, obligations and abatements, if any, provided for in the Lease as it existed on the date prior to the date of this Amendment.


                  7. Effective as of the Effective Date, the Lease as it existed is hereby modified as follows:


                           (i) In Section 13.2(A) of the Lease, the phrase
"seven percent (7%) of the amount set forth in clause (i) above, exclusive of sales or other taxes" is hereby deleted and the following is hereby inserted in lieu thereof: "Landlord's actual out of pocket expenses to unrelated third parties in connection with reading and maintaining such meters."


                           (ii)Sections 27.l(B) and (C) of the Lease are hereby
deleted in their entirety and the following is hereby inserted in lieu thereof:


                           "(B) "Base Operating Expenses" shall mean the
                  Operating Expenses for the calendar year ending December 31, 1996.


                           (C) "Base Taxes" shall mean the Taxes for the
                  calendar year 1996, being calculated as fifty percent (50%) of the sum of (i) Taxes for the Tax Year commencing July 1, 1995 and ending June 30, 1996 and (ii) Taxes for the Tax Year commencing July 1, 1996 and ending June 30, 1997."

                           (iii) In Section 27.1 (E)(2) of the Lease the phrase
"ninety-five percent (95%) of" is hereby inserted before the word "all" in both instances in such Section in which such word appears. In addition, the term "Operating Year" shall include the calendar year for which "Base Operating Expenses" are computed.


                           (iv) The following is hereby added at the end of
27.3(A) of the Lease: "Landlord agrees that in prosecuting or settling any tax reduction proceedings for the Building for Tax Years 1995-96 and 1996-97, Landlord shall not in bad faith discriminate against Tax Years 1995-96 or 1996-97 in order to artificially lower the assessed valuation for such years as compared to subsequent years, provided, however, that the foregoing shall not be deemed to limit Landlord's exercise of its business judgment in prosecuting or settlement tax reduction proceedings affecting the Building.


                           (v) The following is hereby added at the end of
Section 28.1 (B) of the Lease: "Notwithstanding the foregoing, but subject to the provisions of Section 5(G) of this Amendment, no freight elevator service will be provided on Business Days from 12:00 noon to 1:00 p.m."


                           (vi) In Section 3.l(B)(1) of the Lease, the word
"and" at the end of clause (ii) thereof is hereby deleted and the following is hereby inserted in lieu thereof: "provided that such Person designated by Landlord shall provide its services at a rate competitive with those of other Persons providing similar services for comparable work in midtown Manhattan, and,".


                           (vii) In Section 2.1(A)(1) of the Lease, clause (iii)
is hereby deleted and the following is hereby inserted in lieu thereof: "(iii) the Garage Premises as a garage for the parking of three (3) automobiles of Tenant and its officers (provided and for so long as the same is permitted under the Certificate of Occupancy for the Building), and for no other purpose. "In consideration thereof, Tenant shall pay to Landlord, as additional rent, for the use of the Garage Premises, Thirty-One Thousand Five Hundred Dollars ($31,500) per annum ($2,625 per month) payable in equal monthly installments on the first day of each month during the Term from and after the date (the "Garage Premises Rent Commencement Date") which is (x) ninety (90) days after the Effective Date (in respect of the two (2) parking spaces currently occupied by Tenant; the additional rent for the use of such two
(2) parking spaces being Twenty-One Thousand Dollars ($21,000) per annum ($1,750 per month)) and (y) the later of (i) ninety (90) days after the Effective Date and (ii) ninety (90) days after the date the third (3rd) parking space is delivered to Tenant (in respect of the third parking space, which is not currently occupied by Tenant); the additional rent for the use of such one (1) parking space being Ten Thousand Five Hundred Dollars ($10,500) per annum ($875 per month)). Landlord shall deliver the third parking space by the date which is one hundred twenty (120) days after the date hereof, provided, however, that if Landlord shall fail to deliver such third parking space by such one hundred twentieth (120th) date for any reason other than Unavoidable Delays or delays caused by Tenant, then the Garage Premises Rent Commencement Date in respect of such third parking space shall be adjourned one (1) day for each day after such one hundred twentieth (120th) day until the third parking space is delivered. Landlord agrees that it shall not seek or, except as required by Requirements, permit any change to the certificate of occupancy for the Garage Premises which would prohibit the use of the Garage Premises for parking purposes. Tenant agrees that if any Governmental Authority shall require Tenant to cease parking automobiles in the Garage Premises, or reduce the number of cars that may be parked there, that Tenant shall immediately so cease or reduce such parking, and Landlord shall have no liability therefor, nor shall this Lease be affected, except that (i) from and after the date Tenant is no longer permitted to park any automobiles at the Garage Premises, Tenant shall not be required to pay the additional rent for the Garage Premises specified above, and (ii) if Tenant is required to reduce the number of automobiles parked at the Garage Premises, the additional rent for the Garage Premises, as specified above, shall thereafter be the additional rent for the Garage Premises, as specified above, multiplied by a fraction, the numerator of which is the number of cars which, may be parked at the Garage Premises and the denominator of which is three (3).


                           (viii) Upon the Additional Premises Commencement
Date, the Initial Additional Premises Commencement Date and the Option Space Commencement Date, as the case may be, a Class-E multiplex panel shall be in place on each floor of the Additional Premises, the Initial Additional Premises and the Option Space, as the case may be.

                           (ix) The following is hereby added at the end of
Section 2.l(B)(2) of the Lease: "Notwithstanding the provisions of this Section 2.l(B)(2), Landlord hereby consents to the installation by Tenant, as an Alteration, of a vertical conduit (not in except of four (4) inches in diameter) installed in the electric closets of the Building running from the basement of the Building to the nineteenth (19th) floor of the Building, for exclusive use by Tenant for its cabling." Annexed hereto and made a part hereof as Exhibit "F" is a plan showing the risers within the Building which, notwithstanding anything to the contrary contained in Section 2.l(B)(2) of the Lease, are dedicated to

Tenant's exclusive use. The shaft area granted to Tenant pursuant to this clause
(ix) shall be included in calculating the maximum shaft area which Landlord is required to make available to Tenant pursuant to Section 2.l(B)(2) of the Lease.


                           (x) In Section 3.4(vii) of the Lease, references
therein to the phrases "One Hundred Thousand Dollars ($100,000)" and "Commencement Date" are hereby replaced with the phrases "Two Hundred Thousand Dollars ($200.000)" and "Effective Date," respectively.


                           (xi) In Section 7.1 (B)(2) of the Lease, the
following is hereby inserted immediately prior to the word "or" appearing in the third (3rd) line thereof: "other than any offset permitted pursuant to the provisions of Sections 3(B), 5(F), 6(C), 6(G) and 6(H) of the Amendment of Lease (the "First Amendment"), dated as of April 26, 1996, between Landlord and Tenant."


                           (xii) In Section 7.1(B)(4) of the Lease, the
following is hereby inserted immediately prior to the word "or" appearing in the second (2nd) line thereof: "provided, however, that the foregoing shall not vitiate the obligation of the Lessor or Mortgagee to recognize the offset referred to in Section 7.1 (B)(2) hereof."


                           (xiii) The following is hereby inserted at the end of
12.2(C) of the Lease: "Notwithstanding the foregoing, the liability of any assignor of Tenant's interest under this Lease pursuant to an assignment to which Landlord has granted its written consent or pursuant to an assignment which, pursuant to the provisions hereof, does not require Landlord's consent, shall not be greater than the liability of such assignor under the Lease in the form such Lease existed on the date of such assignment, without regard to modifications made to the Lease subsequent to the date of such assignment (other than those modifications, if any, consented to by assignor in writing)."


                           (xiv) The following is hereby inserted at the end of
Section 12.6 of the Lease:


                           (G)(1) If requested so to do by Tenant at the time of
                  Tenant's request for Landlord's consent to sublease, Landlord shall, with respect to each Protected Subtenant, execute and deliver a subordination, non-disturbance and attornment agreement reasonably acceptable to Landlord and Tenant, containing, among other things, provisions to the effect that, if this Lease shall terminate or be terminated for any reason, Landlord will recognize such subtenant as a direct tenant of Landlord on the same terms and conditions as are contained in its sublease (each a "Protected Sublease"), provided that (i) no default shall have occurred under such sublease and be continuing beyond any applicable notice and cure periods, (ii) such sublease complies with the terms of this Lease in all respects, (iii) such sublease does not, in Landlord's reasonable judgment, increase Landlord's obligations above those set forth herein or diminish Landlord's rights below those set forth in this Lease, in either event by more than a de minimis amount, (iv) such subtenant shall have a net worth, at the time such sublease is entered into, at least equal to the Protected Subtenant Required Minimum Net Worth, (v) notwithstanding the rents payable under such sublease, effective upon the termination of this Lease, the rents payable under such sublease shall be adjusted to equal the greater of (x) the total rent per rentable square foot payable under this Lease times the number of rentable square feet contained in the related sublet premises plus Escalation Rent calculated in accordance with Article 27, except that the number of rentable square feet in the sublet premises shall be used for the purpose of determining "Tenant's Share" or (y) the fixed rent plus additional rent payable in respect of increases in Taxes and Operating Expenses pursuant to such sublease, (vi) any right that such subtenant may have to require its landlord to construct leasehold improvements or to pay a work allowance shall not be binding on Landlord, (vii) any modification of such sublease without the prior written consent of Landlord shall render void the obligations of Landlord under such subordination, non-disturbance and attornment agreement if the effect of such modification is to grant to such subtenant rights or to impose upon Landlord obligations, following any termination of this Lease, inconsistent with this Article 12, and (viii) such agreement shall contain the provisions set forth in Section 12.6(A)(1)(i) hereof.


                            (2) For purposes of this Lease, the term "Protected
                  Subtenant" shall mean any subtenant under a sublease for a term of not less than five (5) years for sublet premises consisting of not less than one (1) full floor of the Building and that has a net worth at least equal to the Protected Subtenant Required Minimum Net Worth. The term "Protected Subtenant Required Minimum Net Worth" shall mean an amount reasonably satisfactory to Landlord, taking into account the financial obligations of the Protected Subtenant under the Protected Sublease."


                           (xv) Tenant shall have the right to review and to
dispute Landlord's calculation of the charges for electricity pursuant to
Article 13 of the Lease, provided, however, that Tenant shall continue to pay all electrical charges billed pending the outcome of such dispute.


                           (xvi) Landlord and Tenant acknowledge and agree that
the provisions of Section 22.1 of the Lease do not apply to any premises other than premises initially demised under the Lease.


                           (xvii) Article 31 of the Lease is hereby deleted and
the following is hereby inserted in lieu thereof:


                                   "ARTICLE 31
                                     ANTENNA


                           Section 31.1. Landlord understands that during the
                  Term Tenant may require communication services in connection with the operation of Tenant's business which would necessitate the construction, installation, operation and use by Tenant of a communication antenna, microwave and/or satellite antenna or dish, together with related equipment, mountings and supports (collectively, the "Antenna") and replacement and/or substitutions thereof on the roof of the Building. Subject to the rights of other tenants in the Building and the terms of this Section 31.1, Landlord shall make available to Tenant, for Tenant's own use (and not for resale purposes) sufficient (as reasonably determined by Landlord) space on the roof of the Building for the Antenna at a location designated by Landlord (it being agreed that in no event shall the area of the roof used by Tenant for the Antenna exceed fifty (50) square feet). Landlord shall have no obligation to reserve any portion of the roof for Tenant's use and the use of the roof for such purposes shall be allocated on a "first come, first served" basis. Tenant's use of the roof of the Building shall be on a nonexclusive basis. In connection with Tenant's use of the roof of the Building, and subject to the rights of other tenants in the Building, Landlord shall make available to Tenant access to the roof for the construction, installation, maintenance, repair, operation and use of the Antenna, as well as reasonable space in the Building to run electrical and telecommunications conduits from the Antenna to the Premises. The installation of the Antenna shall constitute an Alteration and shall be performed at Tenant's sole cost and expense (including, without limitation, any costs and expenses in connection with reinforcing the roof of the Building, if required) in accordance with and subject to the provisions of
                  Article 3 hereof and except as otherwise expressly set forth in this Article 31, the Antenna shall be deemed for all purposes of this Lease to be a Specialty Alteration. All of the provisions of this Lease with respect to Tenant's obligations hereunder shall apply to the installation, use and maintenance of the Antenna, including, without limitation, provisions relating to compliance with Requirements, insurance, indemnity, repairs and maintenance. The license granted to Tenant in this Article 31 shall not be assignable by Tenant separate and apart from this Lease.


                           Section 31.2. Landlord retains the right to use the
                  portion of the roof on which the Antenna is located for any purpose whatsoever. Tenant shall use the Antenna so as not to cause any interference to other tenants or Landlord in the Building or interference with or disturbance to the reception or transmission of communication signals by or from any antenna, satellite dishes or similar equipment previously installed by Landlord or any other tenant in the Building or damage to or interference with the operation of the Building or Building Systems. If after any Antenna is installed by Tenant it is discovered that the Antenna causes any such interference, damage or disturbance, then Tenant, at its sole cost and expense, shall relocate its Antenna to another area on the roof designated by Landlord. If such interference or disturbance still occurs despite such relocation, or if no portion of the roof is available for such relocation. Tenant, at its sole cost and expense, shall remove its Antenna from the roof of the Building. In the event Tenant fails to relocate or remove the Antenna, Landlord may do so, and Tenant shall promptly reimburse Landlord for any costs incurred by Landlord in connection therewith. If any other antenna or dish on the roof shall interfere with the operation of the Antenna, Landlord and Tenant shall jointly use their diligent good faith efforts to eliminate or minimize such interference.


                           Section 31.3. If Tenant is in default under any
                  provision of this Article 31 then, without limiting Landlord's rights and remedies Landlord may otherwise have under this Lease, Tenant, upon written notice from Landlord, shall, at Tenant's sole cost and expense immediately discontinue its use of the Antenna and remove the same from the roof of the Building.


                           Section 31.4. In addition to the right of Landlord to
                  cause Tenant to relocate the Antenna pursuant to Section 31.2 hereof, Landlord may at its option, at any time during the Term after reasonable prior notice to Tenant (except in the event of an emergency) relocate the Antenna to another area on the roof designated by Landlord, provided that such relocation does not cause the transmission or receipt of communication signals to be materially interrupted or impaired other than temporarily in connection with such relocation and, except as set forth with respect to Landlord's right to cause Tenant to relocate the Antenna pursuant to Section 31.2 hereof, such relocation shall be performed at Landlord's sole cost and expense.


                           Section 31.5. (A) Landlord shall not have any
                  obligations with respect to the Antenna or compliance with any Requirements relating thereto (including, without limitation, the obtaining of any required permits or licenses, or the maintenance thereof), nor shall Landlord be responsible for any damage that may be caused to Tenant or the Antenna by any other tenant or occupant of the Building. Landlord makes no representation that the Antenna will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof) and Tenant agrees that Landlord shall not be liable to Tenant therefor.


                           (B) Tenant, at Tenant's sole cost and expense, shall
                  paint and maintain the Antenna in white or such other color as Landlord shall reasonably determine and shall install such lightning rods or air terminals on or about the Antenna as Landlord may reasonably require.


                           (C) Tenant shall (i) be solely responsible for any
                  damage caused to Landlord or any other Person or property as a result of the installation, maintenance or use of the Antenna,
                  (ii) promptly pay any tax, license, permit or other fees or charges imposed pursuant to any Requirements relating to the installation, maintenance or use of the Antenna, (iii) promptly comply with all precautions and safeguards recommended by Landlord's insurance company and all Governmental Authorities, and (iv) perform all necessary repairs or replacements to, or maintenance of, the Antenna, except that at Landlord's option, Landlord may elect to perform such repairs, replacements or maintenance at Tenant's sole cost and expense.


                           Section 31.6. Tenant acknowledges and agrees that the
                  privileges granted Tenant under this Article 31 shall merely constitute a license and shall not, now or at any time after the installation of the Antenna, be deemed to grant Tenant a leasehold or other real property interest in the Building or any portion thereof. The license granted to Tenant in this
                  Article 31 shall remain in effect at all times while the Lease is in effect (subject to termination pursuant to the provisions of this Article 31), and shall automatically terminate and expire upon the expiration or earlier termination of this Lease and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination. The foregoing notwithstanding, upon request by Landlord, Tenant, at Tenant's sole cost and expense, promptly shall execute and deliver to Landlord, in recordable form, any certificate or other document confirming the termination of Tenant's right to use the roof of the Building."


                           (xviii) In Article 26 of the Lease, (x) clause (a)
thereof is hereby deleted and the following is hereby inserted in lieu thereof:
"(a) at Tenant's address set
forth in this Lease, Attn: Mr. Joel Kampf, Vice President, Corporate Services, with a copy to Tenant at its address set forth in this Lease, Attn: Patricia L. Hartnett, Esq., Senior Counsel, or" and (y) clause (x) is hereby deleted and the following is hereby inserted in lieu thereof: "(x) Portfolio U Holdings Corporation, 400 Northcreek, Suite 700, 3715 Northside Parkway, Atlanta, Georgia 30327, Attn.: Vice President."


                           (xix) Section 37.6 of the Lease is hereby deleted and
the following is hereby inserted in lieu thereof:


                           "Section 37.6. This Lease shall not be recorded;
                  however, at the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording."


                           (xx)Section 37.13 of the Lease is hereby deleted in
its entirety.


                           (xxi) Article 39 of the Lease is hereby deleted in
its entirety and the following is hereby inserted in lieu thereof:


                                   "ARTICLE 39
                                  RENEWAL TERMS


                           Section 39.1. Tenant shall have the option (each, a
                  "Renewal Option") to extend the term of this Lease for two (2) additional periods of five (5) years each (each, a "Renewal Term"), the first of which Renewal Terms shall commence on the date immediately succeeding the Fixed Expiration Date and end on the fifth (5th) anniversary of the Fixed Expiration Date, and the second of which Renewal Terms shall commence on the day next succeeding the last day of the first Renewal Term and end on the tenth (10th) anniversary of the Fixed Expiration Date, provided, in each instance, that (a) this Lease shall not have been previously terminated, (b) no Event of Default shall have occurred and be continuing (x) on the date Tenant gives Landlord written notice (the "Renewal Notice") of Tenant's election to exercise the applicable Renewal Option, and (y) on the Fixed Expiration Date or the expiration of the first Renewal Term, as the case may be (provided, however, that with respect to any Event of

                  Default which may occur without Landlord being required to deliver to Tenant a notice of default (other than an Event of Default under Section 16.1 (E) of this Lease) then, solely for the purposes of this Section 39.1, no such Event of Default shall be deemed to have occurred unless Landlord shall have delivered to Tenant a notice thereof and Tenant shall have failed or refused to cure the same within seven (7) Business Days after delivery of such notice), and (c) Tenant and its Affiliates shall occupy at least eighty percent (80%) of (x) the Premises and any premises leased pursuant to Article 40 hereof (if Tenant shall be renewing the entire Premises) or
                  (y) the Twelfth Floor Premises and the Thirteenth Floor Premises (collectively, the "Executive Premises") if Tenant shall be renewing the Executive Premises only, in either event on the date the Renewal Notice is given and on the first (lst) day of the applicable Renewal Term. Each such Renewal Option may be exercised with respect to either (i) the entire Premises only or (ii) the entire Executive Premises only and, in either event, shall be exercisable by Tenant delivering the Renewal Notice to Landlord at least fifteen (15) months prior to the Fixed Expiration Date or the last day of the first Renewal Term, as the case may be. Time is of the essence with respect to the giving of each Renewal Notice. Upon the giving of the Renewal Notice with respect to the second Renewal Term, Tenant shall have no further right or option to extend or renew the Term.


                           Section 39.2. If Tenant exercises a Renewal Option,
                  the applicable Renewal Term shall be upon the same terms, covenants and conditions as those contained in this Lease, except that (i) the Fixed Rent shall be deemed to mean the Fixed Rent as determined pursuant to Section 39.3 hereof, (ii) Tenant shall not be entitled to any Original Premises Tenant Fund, Additional Premises Tenant Fund or Initial Additional Premises Tenant Fund, (iii) the provisions of Section 39.1 of this Article relative to Tenant's right to renew the Term of this Lease shall not be applicable during the second Renewal Term and (iv) if the Renewal Premises shall consist solely of the Executive Premises, the Space Factor shall be deemed to be thirty-nine Thousand Nine Hundred Seventy-Two (39,972), Tenant's Share shall be deemed to be seven and sixty-four one hundredths percent (7.64%), and Tenant, its sole expense, prior to the commencement of the applicable Renewal Term, shall physically separate the Executive Premises from the balance of the Premises, and shall deliver the balance of the Premises to Landlord in the condition required as if such date were the Fixed Expiration Date in respect of the entire Premises.

                           Section 39.3. For each Renewal Term the Fixed Rent
                  shall be determined as follows:

                           (A) The Fixed Rent for the Premises being renewed
                  (the "Renewal Premises") for the applicable Renewal Term shall be an amount equal to the greater of (a) the annual fair market rental value of the Renewal Premises (the "Fair Market Rent") on the first day of the applicable Renewal Term multiplied by ninety-five percent (95)%, and (b) the Fixed Rent payable by Tenant in respect of the Renewal Premises (determined, in respect of a renewal of Executive Premises only, on a per square foot basis) on the Fixed Expiration Date or the last day of the first Renewal Term, as the case may be (the greater value of (a) and (b) being hereinafter referred to as the "Rental Value"). The Fair Market Rent shall be determined assuming that the Renewal Premises are free and clear of all leases and tenancies (including this Lease), that the Renewal Premises are available in the then rental market for comparable first class office buildings in midtown Manhattan, that Landlord has had a reasonable time to locate a tenant who rents with the knowledge of the uses to which the Renewal Premises can be adapted, and that neither Landlord nor the prospective tenant is under any compulsion to rent, and taking into account all other relevant factors (including, without limitation, the fact that the Base Taxes and the Base Operating Expenses provided in this Amendment shall not change for the purpose of calculating the Escalation Rent payable pursuant to Article 27 of the Lease, which payments shall continue to be made during the applicable Renewal Term).

                           (B) For purposes of determining the Fair Market Rent,
                  the following procedure shall apply:

                           (1) Landlord and Tenant shall each contemporaneously
                  deliver to the other, at Landlord's office, a written notice (each a "Rent Notice"), on a date mutually agreed upon, but in no event later than one hundred twenty (120) days prior to the Fixed Expiration Date or the last day of the first Renewal Term, as the case may be, and if no date is mutually agreed upon, then on the one hundred twentieth (120th) day prior to the Fixed Expiration Date or the last day of the first Renewal Term, as the case may be (or the next succeeding Business Day, if such one hundred twentieth (120th) day is not a Business Day), which Rent Notice shall set forth each of their respective determinations of the Rental Value (Landlord's determination of the Rental Value is referred to as "Landlord's Determination" and Tenant's determination of the Rental Value is referred to as "Tenant's Determination"). If Landlord shall fail or refuse to give such Rent Notice as aforesaid, Landlord's Determination shall be deemed to be equal to the Fixed Rent then payable by Tenant in respect of the Renewal Premises on the Fixed Expiration Date or the last day of the first Renewal Term, as the case may be, and if Tenant shall fail or refuse to give such Rent Notice as aforesaid, Tenant's Determination shall be deemed to be the same as Landlord's Determination. If neither Landlord nor Tenant shall deliver a Rent Notice as aforesaid, the Rental Value shall be deemed to be equal to the Fixed Rent then payable by Tenant in respect of the Renewal Premises on the Fixed Expiration Date or the last day of the first Renewal Term, as the case may be.

                           (2) If Landlord's Determination and Tenant's
                  Determination are not equal and Tenant's Determination is lower than Landlord's Determination, and either Determination exceeds an amount equal to the Fixed Rent then payable by Tenant in respect of the Renewal Premises on the Fixed Expiration Date or the last day of the first Renewal Term, as the case may be, Landlord and Tenant shall attempt to agree upon the Fair Market Rent. If Tenant's Determination is higher than Landlord's Determination, the Fixed Rent for the applicable Renewal Term shall be equal to Tenant's Determination. If Landlord and Tenant shall mutually agree upon the determination (the "Mutual Determination") of the Rental Value their determination shall be the Fixed Rent for the applicable Renewal Term, and shall be final and binding upon the parties. If Landlord and Tenant shall be unable to reach a Mutual Determination within ten (10) days after delivery of both Determinations to each party, Landlord and Tenant shall jointly select an independent real estate appraiser (the "Appraiser") whose fee shall be borne equally by Landlord and Tenant. In the event that Landlord and Tenant shall be unable to jointly agree on the designation of the Appraiser within five (5) days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association, or any successor organization to designate the Appraiser in accordance with the rules, regulations and/or procedures then obtaining of the American Arbitration Association or any successor organization.

                           (3) The Appraiser shall conduct such hearings and
                  investigations as he may deem appropriate and shall, within thirty (30) days after the date of designation of the Appraiser, choose either Landlord's or Tenant's Determination, and such choice by the Appraiser shall be conclusive and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article. The Appraiser appointed pursuant to this Article shall be an independent real estate appraiser with at least ten (10) years' experience in leasing and valuation of properties which are similar in character to the Building, and a member of the American Institute of Appraisers of the National Association of Real Estate Boards and a member of the Society of Real Estate Appraisers. The Appraiser shall not have the power to add to, modify or change any of the provisions of this Lease.

                           (4) It is expressly understood that any determination
                  of the Rental Value pursuant to this Article shall be based on the criteria stated in Section 39.3(A) hereof.

                           (C) After a determination has been made of the Rental
                  Value for a Renewal Term, the parties shall execute and deliver to each other an instrument setting forth the Fixed Rent for such Renewal Term as hereinabove determined.

                           (D) If the final determination of the Rental Value
                  shall not be made on or before the first day of the applicable Renewal Term in accordance with the provisions of this Article, pending such final determination Tenant shall continue to pay, as the Fixed Rent for such Renewal Term, an amount equal to Landlord's Determination. If, based upon the final determination hereunder of the Rental Value, the payments made by Tenant on account of the Fixed Rent for such portion of the Renewal Term were greater than the Fixed Rent payable for such Renewal Term, Landlord shall refund to Tenant the amount of such excess within thirty (30) days after such final determination, with interest on such amount, for the period from the dates such overpayments were made by Tenant to the date repaid by Landlord, at the Base Rate. Notwithstanding the foregoing, if such overpayment is not repaid by Landlord within such thirty
                  (30) day period, Landlord shall pay interest on the amount of the overpayment by Tenant, for the period after the expiration of such thirty (30) day period to the date such overpayment is repaid by Landlord, at the Applicable Rate.

                           (E) In no event shall the Rental Value applicable to
                  any Renewal Term be less than as provided in Section 39.3(A)(b) hereof."

                   (xxii) Any Supplemental HVAC unit which Tenant, subject to and in accordance with the provisions of the Lease, shall install in the Office Premises may be vented out of the windows of the Premises (other than any windows of the Premises which face Broadway), subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed, as to the location and appearance of such vents, and as to the type of vents and louvers used.

                  (xxiii) All references in the Lease to the Eight Year Space, Ten Year Space and Twelve Year Space are hereby deleted in their entirety.

                   (xxiv) All Fixed Rents referred to on Exhibit "C" of the Lease are hereby deleted in their entirety.

                    (xxv) In Section 40.1(A) of the Lease, the 4th, 5th and 6th lines thereof are hereby deleted and the following is hereby inserted in lieu thereof:

                           "thousand (10,000) rentable square feet or more which
                  is located on the third (3rd), fourth (4th), fifth (5th) or tenth (10th) floors of the Building (a "Floor")."

                   (xxvi) In Section 40.1(B) of the Lease, the portion of such Section commencing with the 13th line of such Section and ending at the end of such Section is hereby deleted, and the following is hereby inserted in lieu thereof: "further provide for an expiration of the term of such Additional Lease being the Fixed Expiration Date (subject to the provisions of Article 39 of the Lease) and for increases in Fixed Rent in the same percentages, and on the same dates, as the increases in Fixed Rent provided for in Paragraph 3 of this Amendment in respect of the Original Premises."

                   (xxvii) The following is hereby inserted at the end of
Section 40.2 of the Lease:

                           "(including, without limitation, (x) the fact that
                  the Base Taxes and the Base Operating Expenses provided in this Amendment shall not change for the purpose of calculating the Escalation Rent payable pursuant to Article 27 of the Lease, which payments shall continue to be made during the term of the Additional Lease), and (y) the increases in Fixed Rent contemplated by Section 40.l(B) of this Lease. In addition, notwithstanding anything to the contrary contained in this Article 40, in no event shall the Fixed Rent for the term of the applicable Additional Lease be less than the product of (i) the quotient of (x) the Fixed Rent for the Office Premises on the day immediately preceding the commencement of the term of the applicable Additional Lease and (y) the Space Factor of such Office Premises, and (ii) the rentable area of the space demised under such Additional Lease."

                  (xxviii) In Section 40.5 of the Lease (a) the phrase "or sixteenth (16th)" appearing in clause (A) thereof is hereby deleted and the phrase "or third (3rd)" is hereby inserted in lieu thereof, and (b) notwithstanding anything to the contrary contained in the Lease or this Amendment, in no event shall Landlord be obligated to notify Tenant of any Additional Space, nor shall Tenant have any right to lease any Additional Space, if at the time of the Additional Space Commencement Date less than five (5) years would remain on the term of this Lease (provided, however, that if Tenant shall be entitled, at the time Tenant elects to exercise its right to lease the Additional Space, to exercise a Renewal

Option and does so exercise such option at the time or prior to the exercise of the right to lease the Additional Space, and as a result thereof the remaining term of the Lease is in excess of five (5) years, then the period of such Renewal Term actually exercised shall be included in determining the remaining balance of the term of the Lease).

                    (xxix) The following is hereby inserted as a new Article 42 of the Lease:

                                   ARTICLE 42

                                  OPTION SPACE

                           Section 42.1. Provided that the conditions set forth
                  in Section 42.2 hereof are satisfied, Tenant shall have the option (the "Option") to lease (i) the entire tenth floor
                  (10th) of the Building as shown by cross-hatching on Exhibit "D-1" attached hereto and made a part hereof (the "First Option Space") on January 1, 2001 (such date or such earlier date upon which the term shall commence with respect to such Space pursuant to the provisions hereof, being referred to as the "First Option Space Commencement Date"); and/or (ii) the entire eighteenth (18th) floor of the Building as shown by cross-hatching on Exhibit "D-2" attached hereto and made a part hereof (the "Second Option Space") on March 1, 1998 (such date or such earlier date upon which the term shall commence with respect to such Space pursuant to the provisions hereof, being referred to as the "Second Option Space Commencement Date"); and/or (iii) the entire nineteenth (19th) floor of the building as shown by cross-hatching on Exhibit "D-3" attached hereto and made apart hereof (the "Third Option Space") on March 1, 1998 (such date or such earlier date upon which the term shall commence with respect to such Space pursuant to the provisions hereof, being referred to as the "Third Option Space Commencement Date"); (each of the option spaces referred to in subparagraphs (i) through (iii) above are individually and collectively referred to as the "Option Space") for a term commencing on the First Option Space Commencement Date, the Second Option Space Commencement Date and/or the Third Option Space Commencement Date, as the case may be (such date with respect to each of the First Option Space, the Second

                  Option Space and the Third Option Space being referred to as an "Option Space Commencement Date") and expiring, in each case, on the Fixed Expiration Date (subject to the provisions of Article 39 of the Lease). Notwithstanding the foregoing, Tenant shall have no right to lease the Second Option Space, if Tenant has exercised its option to lease, and Landlord has delivered, the 18th Floor Premises pursuant to Section 6(E) of the First Amendment, nor shall Tenant have the right to lease the Third Option Space if Tenant has exercised its option to lease, and Landlord has delivered, the 19th Floor Premises pursuant to Section 6(E) of the First Amendment. In addition, if Tenant shall elect to lease the First Option Space on or about the First Option Space Commencement Date, such space shall be leased pursuant to this Article 42 (and not pursuant to Article 40), it being agreed that Tenant may only exercise its option to lease the 10th floor of the Building pursuant to
                  Article 40 if Tenant does not exercise its right to lease such space under this Article 42, another Person leases such space, such space thereafter becomes vacant and Tenant otherwise has the right to lease the same pursuant to Article 40 hereof. Tenant may elect to lease the applicable Option Space by giving Landlord notice of such election, (the "Option Notice") at least twelve (12) months prior to the applicable Option Space Commencement Date. Notwithstanding the foregoing, if the Lease(s) for the applicable Option Space shall terminate prior to the expiration date(s) of the lease(s), Landlord promptly shall give notice (the "Early Option Notice") to Tenant of such fact, identifying the Option Space and the date of the Option Space Commencement Date. If Landlord shall give the Early Option Notice as aforesaid, and if Tenant shall fail to give the Option Notice within forty-five (45) days after delivery of the Early Option Notice or shall elect not to lease the applicable Option Space, Tenant shall have no further right to lease such Option Space. If Tenant shall fail to deliver the applicable Option Notice by the date set forth herein or shall elect not to lease such Option Space, Tenant shall have no further right to lease such Option Space and Tenant's Option under this Article 42 with respect to such Option Space shall be deemed to be waived and of no further force and effect with respect to the applicable Option Space. Tenant shall only have the right it to lease the First Option Space, the Second Option Space and/or the Third Option Space in whole (but not in part) pursuant to this Article 42. Except as expressly provided in Section

                  42.5 hereof, Tenant shall not have the right to revoke an Option Notice delivered pursuant to this Article 42.

                           Section 42.2. It shall be a condition to Tenant's
                  right to exercise each Option that (i) MONY is Tenant on the date the applicable Option Notice shall be given and on the applicable Option Space Commencement Date (each such date with respect to each Option being hereinafter referred to as the "Relevant Date"); (ii) Tenant shall occupy not less than 118,500 square feet of Office Space in the Building on each Relevant Date; (iii) Tenant shall occupy at least eighty percent (80%) of the Premises as its executive offices for the conduct of its business on the Relevant Date; (iv) Tenant intends to occupy the Option Space for the conduct of its business; and (v) no Event of Default shall have occurred and be continuing on the Relevant Date (provided, however, that with respect to any Event of Default which may occur without Landlord being required to deliver to Tenant a notice of default (other than an Event of Default under Section 16.1(E) of the Lease) then, solely for purposes of this Section 42.2, no such Event of Default shall be deemed to have occurred unless Landlord shall have delivered to Tenant on notice thereof and Tenant shall have failed or refused to cure the same within seven (7) Business Days after delivery of such notice).

                           Section 42.3. (A) If Tenant delivers the Option
                  Notice as aforesaid, with respect to the First Option Space, then on the Option Space Commencement Date with respect to such Option Space (i) the First Option Space shall be added to and be deemed a part of the Premises upon all of the terms and conditions of this Lease, except as specifically set forth in this Article 42; (ii) the First Option Space shall be delivered in its then "as is" condition, and Landlord shall not be obligated to perform any work or make any installations with respect thereto nor shall Tenant be entitled to any Original Premises Tenant Fund, Additional Premises Tenant Fund or Initial Additional Premises Tenant Fund; (iii) the Space Factor and Tenant's Share shall each be increased by the Space Factor and Tenant's Share respectively, with respect to such Option Space as set forth on Exhibit "D-4" attached hereto;
                  (iv) the Fixed Rent shall be annually increased by the amount determined pursuant to the provisions of Section 42.4 hereof;
                  (v) the Base Operating Expenses with respect to the First Option Space shall be the Operating Expenses for the calendar year in which the applicable Option Space Commencement Date shall occur; and (vi) the Base Taxes with respect to the First Option Space shall be the Taxes for the Tax Year in which the applicable Option Space Commencement Date shall occur.

                           (B) If Tenant delivers the Option Notice as aforesaid
                  with respect to the Second Option Space, then on the Option Space Commencement Date with respect to such Option Space (i) the Second Option Space shall be added to and be deemed a part of the Premises upon all of the terms and conditions of this Lease. except as specifically set forth in this Article 42;
                  (ii) the Second Option Space shall be delivered in its then "as is" condition, and Landlord shall not be obligated to perform any work or make any installations with respect thereto, nor shall Tenant be entitled to any Original Premises Tenant Fund, Additional Premises Tenant Fund or Initial Additional Premises Tenant Fund; (iii) the Space Factor and Tenant's Share shall each be increased by the Space Factor and Tenant's Share respectively, with respect to such Option Space as set forth on Exhibit "D-4" attached hereto; and (iv) the Fixed Rent shall be increased annually by the applicable amount determined pursuant to the provisions of Section 42.4 hereof; (v) the Base Operating Expenses with respect to the Second Option Space shall be the Operating Expenses for the calendar year in which the applicable Option Space Commencement Date shall occur; and (vi) the Base Taxes with respect to the Second Option space shall be the Taxes for the Tax Year in which the applicable Option Space Commencement Date shall occur.

                           (C) If Tenant delivers the Option Notice as aforesaid
                  with respect to the Third Option Space, then on the Option Space Commencement Date with respect to such Option Space (i) the Third Option Space shall be added to and be deemed a part of the Premises upon all of the terms and conditions of this Lease, except as specifically set forth in this Article 42;
                  (ii) the Third Option Space shall be delivered in its then "as is" condition, and Landlord shall not be obligated to perform any work or make any installations, nor shall Tenant be entitled to any Original Premises Tenant Fund, Additional Premises Tenant Fund or Initial Additional Premises Tenant Fund; (iii) the Space Factor and Tenant's Share shall each be increased by the Space Factor and Tenant's Share respectively, with respect to such Option Space as set forth on Exhibit "D-4" attached hereto; and (iv) the Fixed Rent shall be increased annually by the amount determined pursuant to the provisions of Section 42.4 hereof; (v) the Base Operating Expenses with respect to the First Option Space shall be the Operating Expenses for the calendar year in which the applicable Option Space Commencement Date shall occur; and
                  (vi) the Base Taxes with respect to the First Option Space shall be the Taxes for the Tax Year in which the applicable Option Space Commencement Date shall occur.

                           Section 42.4. (A) Effective as of the applicable
                  Option Space Commencement Date, the Fixed Rent shall be increased by an amount equal to the greater of (i) the annual fair market rental value of the applicable Option Space (the "Option Space Fair Market Rent") on the applicable Option Space Commencement Date multiplied by ninety-five percent (95%) and (ii) the Interim Amount (the greater of (i) and (ii) being the "Option Space Rental Value"). The Option Space Fair Market Rent shall be determined on the basis of the highest and best use of the applicable Option Space as offices assuming that the Option Space is free and clear of all leases and tenancies (including this Lease), that the applicable Option Space is available in the then rental market for comparable first class office buildings in midtown Manhattan, that Landlord has had a reasonable time to locate a tenant who rents with the knowledge of the uses to which the applicable Option Space can be adapted, and that neither Landlord nor the prospective tenant is under any compulsion to rent, and taking into account all other relevant factors.

                           (B) For purposes of determining the Option Space Fair
                  Market Rent, the following procedure shall apply:

                           (1) Landlord and Tenant shall each contemporaneously
                  deliver to the other, at Landlord's office, a written notice (each, a "Rent Option Notice"), on a date mutually agreed upon, but in no event later than one hundred (120) days prior to the applicable Option Space Commencement Date, and if no date is mutually agreed upon, then on the one hundred twentieth (120th) day prior to the applicable Option Space Commencement Date (or the next succeeding Business Day, if such one hundred twentieth (120th) day is not a Business Day), which Rent Option Notice shall set forth each of their respective determinations of the Option Space Fair Market Rent, which determinations may include increases in the Fixed Rent with respect to the applicable Option Space over time (Landlord's determination of the Option Space Fair Market Rent is referred to as "Landlord's Option Determination" and Tenant's determination of the Option Space Fair Market Rent is referred to as "Tenant's Option Determination"). If Landlord shall fail or refuse to give such Rent Option Notice as aforesaid, Landlord's Option Determination shall be deemed to be equal to the product of (i) the quotient of the sum of the Fixed Rent and Escalation Rent for the Office Premises on the day immediately preceding the applicable Option Space Commencement Date and the then Space Factor (exclusive of the Space Factor attributable to the Option Space), and (ii) the Space Factor with respect to only the applicable Option Space (the "Interim Amount"). If Tenant shall fail or refuse to give such Rent Option Notice as aforesaid, Tenant's Option Determination shall be deemed to be equal to the Interim Amount. If neither Landlord nor Tenant shall deliver a Rent Option Notice as aforesaid, the Option Space Fair Market Rent shall be deemed to be equal to the Interim Amount.

                           (2) If Landlord's Option Determination and Tenant's
                  Option Determination are not equal and Tenant's Option Determination is lower than Landlord's Option Determination, Landlord and Tenant shall attempt to agree upon the Option Space Fair Market Rent. If Tenant's Option Determination is higher than Landlord's Option Determination, the increase in Fixed Rent that becomes effective on the applicable Option Space Commencement Date shall be equal to the average of (x) Tenant's Option Determination and (y) Landlord's Option Determination. If Landlord and Tenant shall mutually agree upon the determination (the "Mutual Option Determination") of the Option Space Fair Market Rent, their determination shall be final and binding upon the parties. If Landlord and Tenant shall be unable to reach a Mutual Option Determination within thirty (30) days after delivery of both Determinations to each party, Landlord and Tenant shall jointly select an independent real estate broker, consultant or appraiser (the "Option Appraiser") whose fee shall be borne equally by Landlord and Tenant. In the event that Landlord and Tenant shall be unable to jointly agree on the destination of the Option Appraiser within five (5) days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association, or any successor organization, to designate the Option Appraiser in accordance with the rules, regulations and/or procedures then obtaining of the American Arbitration Association or any successor organization.

                           (3) The Option Appraiser shall conduct such hearings
                  and investigations as he may deem appropriate and shall, within thirty (30) days after the date of designation of the Option Appraiser, choose either Landlord's or Tenant's Option Determination, and such choice by the Option Appraiser shall be conclusive and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article. The Option Appraiser appointed pursuant to this Article shall be an independent real estate appraiser with at least ten (10) years' experience in leasing or valuation of properties in Manhattan which are similar in character to the Building, and a member of the American Institute of Appraisers of the National Association of Real Estate Boards and a member of the Society of Real Estate Appraisers. The Option Appraiser shall not have the power to add to, modify or change any of the provisions of this Lease.

                           (4) It is expressly understood that any determination
                  of the Option Space Fair Market Rent pursuant to this Article shall be based on the criteria stated in Section 42.4(A) hereof.

                           (C) After a determination has been made of the Option
                  Space Fair Market Rent for the applicable Option Space, the parties shall execute and deliver to each other an instrument setting forth the Fixed Rent with respect to the applicable Option Space effective as of the applicable Option Space Commencement Date as hereinabove determined.

                           (D) If the final determination of the Option Space
                  Fair Market Rent shall not be made on or before the applicable Option Space Commencement Date in accordance with the provisions of this Article, pending such final determination Tenant shall pay, as the increase in Fixed Rent which becomes effective on the applicable Option Space Commencement Date, an amount equal to the Interim Amount. If, based upon the final determination hereunder of the Option Space Fair Market Rent, the payments made by Tenant on account of such increase in Fixed Rent were less than the increase in such Fixed Rent payable as of the applicable Option Space Commencement Date, Tenant shall pay the amount of such excess to Landlord within ten (10) days after such final determination.

                           (E) In no event shall the Option Space Rental Value
                  applicable to any Option Space be less than as provided in
                  Section 42.4(A)(ii) hereof.

                           Section 42.5 If Landlord is unable to deliver
                  possession of the applicable Option Space on the applicable Option Space Commencement Date because of the holding over or retention of possession of any tenant, undertenant or occupants in such Option Space, then except as expressly provided in this Section 42.5, (i) Landlord shall not be subject to any liability or failure to give possession on said date or dates, (ii) the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed to extend the term of this Lease with respect to such Option Space or otherwise, (iii) Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar nature and purpose then in force, and (provided Landlord fulfills its obligation under the following clause (v) hereof) further waives the right to recover any damages which may result from Landlord's failure to deliver possession of the applicable Option Space or portion thereof to Tenant on the applicable Option Space Commencement Date and agrees that the provisions of this Section 41.5 shall constitute an "express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law, (iv) provided Tenant is not responsible for such inability to deliver possession, the Fixed Rent, Escalation Rent and all other items of additional rent payable with respect to such Option Space shall be abated and the applicable Option Space Commencement Date shall be postponed until ten (10) Business Days after Landlord shall give Tenant notice that such Option Space or applicable portion thereof is vacant and available for Tenant's occupancy, (v) Landlord, at Landlord's expense, shall use its reasonable efforts to deliver possession of such Option Space or applicable portion thereof to Tenant and in connection therewith, if necessary, shall promptly institute and diligently and in good faith prosecute holdover and any other appropriate proceedings against the occupant of such Option Space or applicable portion thereof, and (vi) if Landlord shall fail to deliver exclusive possession of such Option Space within one hundred eighty (180) days after the applicable Option Space Commencement Date, then Tenant, as its sole remedy, by not later than fifteen (15) days after the expiration of such one hundred eighty (180) day period, may revoke its Option Notice.

                   (xxx) Without limiting the provisions of Section 2.l(B)(1) of the Lease, Landlord agrees that Landlord shall not unreasonably withhold or delay its consent to Tenant's request to cause Tenant's supplemental HVAC units to be located on Building setbacks which do not adjoin the Premises (the "Other Setback Areas"), provided, however, that (x) the same shall not violate any right granted to the tenant adjacent to such Other Setback Area at such time,
(y) the same shall be subject to all the provisions of the Lease regarding supplemental HVAC units located or to be located on Setback Areas and the further condition that such supplemental HVAC units must be located in such position and in such manner as to minimize the effect of such units on other tenants of the Building (including such other tenants' views and use and occupancy of its premises), and with the understanding that Tenant shall not have exclusive use of such Other Setback Areas, and (z) Landlord may, at any time, in its sole discretion, notify Tenant that Tenant must remove any supplemental HVAC unit from such Other Setback Area, and all appurtenant equipment in connection therewith, at Tenant's expense, within thirty (30) days after such notice from Landlord.

                  (xxxi) In Section 3.1 (C) of the Lease, the 17th, 18th and 19th lines are hereby deleted and the following is hereby inserted in lieu thereof: "on the date hereof), and, at". In addition, Landlord and Tenant agree that Alterations are not included within the definition of Tenant's Property.

                   (xxxii) The last sentence of Item 14 of the Rules and Regulations attached to the Lease is hereby deleted in its entirety.

                  (xxxiii) Annexed hereto and made a part hereof as Exhibit "G" is the list of contractors approved by Landlord for the performance of the Original Premises Alterations, the Additional Premises Initial Alterations and the Initial Additional Premises Initial Alterations. Tenant may add to such list contractors who are comparable in terms of size, quality and reputation to the contractors contained on such list.

                   (xxxiv) The following changes are hereby incorporated into Schedule "A-2" of the Lease:

                           (a) The first line of Paragraph 6 on Page 2 of
                  Schedule "A-2" of the Lease is hereby deleted and the following is hereby inserted in lieu thereof': "A complete set of "As-Built" drawings (or construction drawings marked to show actual conditions) and signed off".

                           (b) The first two (2) sentences of Paragraph 2 on
                  Page 5 of Schedule "A-2" of the Lease are hereby deleted.

                           (c) Paragraph 7 on Page 5 of Schedule "A-2" of the
                  Lease is hereby deleted, and the following is hereby inserted in lieu thereof: "All telephone outlets and wiring to be installed in accordance with Requirements."

                           (d) Paragraph 1 under the Section entitled
                  "Telephones" on Page 6 of Schedule "A-2" of the Lease is hereby deleted in its entirety.

                           (e) Paragraph 3 under the Section entitled
                  "HVAC-Ducts" on Page 9 of Schedule "A-2" of the Lease is hereby deleted and the following is hereby inserted in lieu thereof: "All electrical wiring and control wiring to be installed in accordance with Requirements."

                           (f) The following is hereby inserted at the end of
                  each of Pages 12 and 16 of Schedule "A-2" of the Lease:
                  "Landlord agrees that the foregoing Section sets forth minimum standards for Tenant installation of the items set forth in this Section, and that Tenant may make installations which are of higher quality. Notwithstanding the foregoing, Tenant acknowledges that the items specified in this Section are the Building standard, and the cost of any replacement or repair by Landlord of any items which are the subject of this Section and which are not listed above shall be at Tenant's expense, which expense may be greater than the expense which Tenant would have incurred had Tenant installed Building standard items.

                           (g) All references in Schedule "A-2" of the Lease to
                  window treatments are hereby deleted.

                     (xxxv) Landlord represents and warrants to Tenant that as of the date hereof, no Superior Leases or Mortgages affect the Real Property.

                    (xxxvi) Clauses (ii) and (iii) of Section 40.5(B)(1) of the Lease, clause (iv) of Section 40.5(B)(2) of the Lease, and Section 40.5(C) of the Lease are each hereby deleted.

                   (xxxvii) Tenant acknowledges and agrees that Tenant's rights and options contained in the Lease or this Amendment to lease any space other than the Original Premises (including, without limitation, Tenant's rights and options to lease the Additional Premises), the Initial Additional Premises, the Additional Space and the Option Space) shall, in each instance, be subject to any rights and options granted to William Douglas McAdams, Inc. (in respect of the 2nd, 6th and 7th floors of the Building), Wells, Rich Greene BDDP, Inc. (in respect of the entire Building), and Lankenau, Kovner & Kurtz (in respect of the 14th through 24th floors of the Building), in each event prior to the date of this Amendment.

                  (xxxviii) Notwithstanding anything to the contrary contained in the Lease or this Amendment, if Landlord shall implement an economic incentive package for the benefit of a tenant or other occupant of the Building (including, without limitation,

Tenant) and, as a result thereof, Taxes shall be reduced or abated, in whole or in part, with respect to all or any portion of the Building, then for purposes of calculating the Tax Payment payable hereunder and under the Agreement of Lease, dated as of December 17, 1990, between Landlord, as master landlord, and Tenant, as master tenant, for space on the 18th and 19th floors of the Building, for any space leased by Tenant (other than any space leased by Tenant which is subject to payments in lieu of taxes), Taxes shall be the Taxes which would have been payable without regard to such reduction or abatement.

                  (xxxix) Landlord shall consent to a sublease (the "IDA Sublease") of all but not less than all of Tenant's interest in the Premises to the New York City Industrial Development Agency (the "IDA") and a sub-sublease (the "IDA Sub-sublease") by the IDA to Term, provided that (i) the IDA Sublease is entered into simultaneously with the entering into of the IDA Sub-sublease,
(ii) the IDA Sublease and the IDA Sub-sublease (collectively, the "IDA Sublease Documentation") are entered into for the sole purpose of implementing a sales tax economic incentive package for Tenant, (iii) the IDA Sublease Documentation shall grant no right of occupancy to an Person other than Tenant, (iv) the IDA Sublease Documentation shall not release Tenant from any liability or Tenant under the Lease, (v) the IDA Sublease Documentation shall not impose any obligation or liability on Landlord, but shall not relieve Landlord from Landlord's obligations under the Lease, (vi) Tenant shall comply with, and the IDA Sublease Documentation shall be in compliance with and subject to, the provisions of Section 12.6(A)(1) of the Lease (other than Sections 12.6(A)(1)(c) and 12.6(A)(1)(i) thereof) and (vii) Tenant shall indemnify, defend and save and hold Landlord harmless of and from any and all losses, costs, demands, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements) which Landlord may incur arising out of or in connection with the IDA Sublease Documentation; provided however that Tenant's indemnity obligation shall not be deemed to relieve Landlord of Landlord's obligations or liability under the Lease or limit Landlord's rights or remedies under the Lease.

         8. (A). Tenant has informed Landlord that certain reductions in the cost of electricity to Tenant with respect to the Premises (the "BIR Reductions") have been offered to Tenant by Consolidated Edison Company of New York ("Consolidated Edison"). Landlord shall, at Tenant's sole cost and expense, make the necessary filings, including execution of an agreement with Consolidated Edison to provide to Tenant the entire economic benefit of the BIR Reductions, reasonably required by the Tenant and Consolidated Edison to obtain the BIR Reductions. Landlord and Tenant shall use their diligent good faith efforts to agree upon the terms and manner in which to make available to Tenant the BIR Reductions specifically identified by Consolidated Edison as for the benefit of the Tenant, and shall negotiate in good faith documentation necessary to effectuate the same (collectively, the "BIR Documentation"). Upon agreement by the parties to the terms of the BIR Documentation, Landlord and Tenant shall execute and deliver the BIR Documentation, provided the BIR Documentation is commercially reasonable, is consistent with the provisions of this Article 8, is otherwise consistent with documentation entered into in similar transactions with Consolidated Edison, and imposes no material additional cost (unless the same is paid by Tenant), obligation, risk or liability upon Landlord other than the risk identified in Paragraph 8(B) which Tenant is agreeing to recompense Landlord for subject to and in accordance with the provisions of said Paragraph 8(B)). Tenant agrees to pay the reasonable expenses incurred by Landlord in connection with the transactions contemplated by this Article 8, other than those expenses which Landlord would have incurred without regard to the application of this Article 8.

                  B. If any tenant or occupant of the Building shall claim that it is entitled to a reduction in any electricity payment or operating expense escalation payment which such tenant or occupant would otherwise be obligated to pay but for any action taken to implement the BIR Reductions, or but for the implementation of the BIR Reductions (including, without limitation, the fact that Landlord's electric rate for all or a portion of the Building may be reduced and, accordingly, the fact that Operating Expenses may be reduced) then Tenant shall pay to Landlord, as additional rent, the amount of such reduction. Tenant shall be obligated to pay the same to Landlord regardless of whether such other tenant or occupant of the Building shall have agreed with Landlord that a pass through by Landlord to Tenant of a reduction in electricity costs at the Building will not reduce electricity payments or escalation payments payable by such tenant or occupant under its lease. Tenant agrees that (i) Landlord shall have no obligation to challenge or commence or prosecute any action or proceeding against any tenant or occupant of the Building who shall claim a reduction in its electricity payment or operating expense payment, as aforesaid, and (ii) Tenant shall not assert a claim against Landlord or any such tenant or occupant, directly or indirectly (including, without limitation, any claim by way of subrogation), as a result of any claim by such tenant or occupant for reduction, as aforesaid, or any payment made by Tenant pursuant to this Article
8. Notwithstanding the provisions of this Section 8(B), if and to the extent pursuant to the BIR Documentation Landlord shall have been reimbursed for the amount of such reductions, Landlord agrees that it shall not look to Tenant for such reimbursement. Tenant's reimbursement obligations under this Article 8 shall survive the expiration or sooner termination of the Lease. Landlord and Tenant each acknowledges that the BIR Reductions are to be entirely for the benefit of Tenant, and are not for the benefit of Landlord or any other party.

                  C. Notwithstanding anything to the contrary contained in this Lease, if Landlord shall implement an economic incentive package for the benefit of a tenant or other occupant of the Building (including, without limitation, Tenant) and, as a result thereof, Operating Expenses and/or Landlord's rate for electricity shall be reduced or abated, in whole or in part, with respect to all or any portion of the Building, then for purposes of calculating the payment required to be made by Tenant in respect of electricity (x) pursuant to Article 13 of the Lease (with respect to an economic incentive package for the benefit of tenants other than Tenant and, in respect of an economic incentive package granted to Tenant, with respect to any portion of the Premises not subject to BIR Reductions), (y) in respect of Building Electricity Expenses, and (z) in respect of increases in the Operating Expenses, in each event under the Lease and under the Agreement of Lease, dated as of December 17, 1990, between Landlord, as master landlord, and Tenant, as master tenant, for space on the 18th and 19th floors of the Building, Landlord's electric costs and Operating Expenses shall be the electric costs and Operating Expenses which would have been payable without regard to such reduction or abatement.

                  D. Landlord agrees that it shall use commercially reasonable good faith efforts to include, in each lease for space in the Building which Landlord shall enter into after the date hereof, a clause to the effect that if Landlord shall implement, or shall have implemented, an economic incentive package for the benefit of a tenant or other occupant of the Building and, as a result thereof, Landlord's electric costs shall be reduced or abated, in whole or in part, with respect to all or any portion of the Building, then for purposes of calculating the electric costs and operating expense escalation payment payable by such tenant, Landlord's electric costs and Building operating expenses shall be the electric costs and Building operating payments which would have been payable without regard to such reduction or abatement. Notwithstanding the foregoing, Landlord shall not be obligated to include such clause in any lease (i) after the date Tenant abandons its efforts to receive the BIR Reductions or (ii) if Tenant shall obtain the BIR Reductions, and thereafter such BIR Reductions shall terminate, after such termination. In addition, if Landlord shall fail to obtain such clause in any new lease as hereinabove provided, then Tenant shall have no obligation to reimburse Landlord, as required by Section 8(B) above, with respect to any reduction in electric payments or operating expenses to which the tenant under such lease may be entitled.

         9. Each party represents and warrants to the other that it has not dealt with any broker or person in connection with this Amendment other than Cushman & Wakefield, Inc. ("Broker"). The execution and delivery of this Amendment by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any person or broker (other than Broker) who shall claim to have dealt with Tenant in connection with this Amendment and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. Landlord shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee or other compensation by any person or broker (including, without limitation, the Broker) who shall claim to have dealt with Landlord in connection with this Amendment and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. The provisions of this paragraph shall survive the Expiration Date.

         10. The provisions of Section 37.2 of the Lease are hereby incorporated by reference in this Amendment, as if set forth in full in this Amendment, except that all references therein to the Lease shall be deemed to be references to the Lease as amended by this Amendment.

         11. Each party represents and warrants to the other that its execution and delivery of this Amendment has been duly authorized, that the individual executing this Amendment on behalf of such party has been duly authorized to do so, and that no other action or approval is required with respect to this transaction.

         12. The Lease, as amended by this Amendment, constitutes the entire understanding between the parties hereto with respect to the Premises and may not be waived, changed, modified or discharged orally but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

         13. This Amendment shall not be binding on or enforceable against either party unless and until both parties shall have executed and delivered a fully executed counterpart of this Amendment.

         14. As modified by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                                   1740 BROADWAY ASSOCIATES L.P.


                                   By:  Mendik 1740 Corp., a general partner

                                        By: /s/ David R. Greenbaum
                                            ------------------------
                                            Name: David R. Greenbaum
                                                  ------------------
                                            Title: President
                                                   -----------------

                                   THE MUTUAL LIFE INSURANCE COMPANY
                                   OF NEW YORK

                                        By: /s/ Joel Kampf
                                            ------------------------
                                            Name: Joel Kampf
                                                  ------------------
                                            Title: VP-Comp Services
                                                   -----------------

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

                  On the 26th day of April, 1996, before me personally came Joel Kampf, to me known, who, being by me duly sworn, did depose and say that he resides at 94 Westminster Rd, Chadam, NJ; that he is the Vice President of THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK, the corporation described and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.

                                              /s/ Patricia L. Hartnett
                                              ------------------------
                                                    Notary Public

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

                  On the 26th day of April, 1996, before me personally came David R. Greenbaum, to me known, who, being by me duly sworn, did depose and say that he resides at 330 Madison Ave, NY, NY; that he is the President of Mendik 1740 Corp., the corporation which is a general partner of 1740 BROADWAY ASSOCIATES L.P., the limited partnership described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation and as the act and deed of said partnership.

                                              /s/ Bernard J. Michael
                                              ----------------------
                                                   Notary Public

                                   EXHIBIT "A"

                              SIXTH FLOOR PREMISES

                              Diagram of 6th Floor

                                   EXHIBIT "B"

                             SEVENTH FLOOR PREMISES

                              Diagram of 7th Floor

                                   EXHIBIT "C"

                       LANDLORD'S ADDITIONAL PREMISES WORK

1. Landlord shall demolish the Additional Premises to Building standard condition, and in connection therewith shall remove all accessible asbestos required by Requirements to be removed from the Additional Premises. Promptly after delivery by Tenant to Landlord of Tenant's final plans and specifications for the Additional Premises Initial Alterations, Landlord shall deliver to Tenant a Form ACP-5 for Tenant's Additional Premises Initial Alterations (provided, however, that the delivery of such Form ACP-5 shall not be deemed to be a condition to the occurrence of the Additional Premises Commencement Date).

2. Landlord shall flash patch the floors in the Additional Premises and repair holes in the floors of the Additional Premises where necessary, in each event to Building standard condition.

3. Landlord shall patch holes in the core walls of the Additional Premises where necessary to Building standard conditions.

4. All convector covers shall fit properly, and Landlord shall replace all missing louvers.

5. Landlord shall install one Building standard ADA compliant bathroom stall in each of the mens' and womens' bathrooms on each floor of the Additional Premises.

6. Landlord shall leave all existing window treatments in the Additional Premises in place, but shall have no obligation to install any window treatments in the Additional Premises.

7. Landlord shall bring electricity, in a capacity not less than seven (7) watts demand load per usable square foot of the Additional Premises, to the risers at the Additional Premises. Tenant may, at Tenant's expense, allocate such electricity throughout the Premises as Tenant shall elect.

8. Landlord shall remove abandoned wiring in floor duct systems, including, telephone wiring, back to source, and all such ducts shall be vacuumed. Landlord shall remove all telephone wiring abandoned in hung ceilings.

                                  EXHIBIT "D-1"

                               FIRST OPTION SPACE

                              Diagram of 10th Floor

                                  EXHIBIT "D-2"

                               SECOND OPTION SPACE

                              Diagram of 18th Floor

                                  EXHIBIT "D-3"

                               THIRD OPTION SPACE

                              Diagram of 19th Floor

                                  EXHIBIT "D-4"

                       TENANT SHARES AND SPACE FACTORS FOR
                                THE OPTION SPACES

      OPTION SPACE                 TENANT SHARE                SPACE FACTOR
      ------------                 ------------                ------------
           10                         5.643%                      29,567
           18                         3.031%                      15,881
           19                         3.085%                      16,165

                                   EXHIBIT "E"

                           INITIAL ADDITIONAL PREMISES

                              Diagram of 19th Floor

                                   EXHIBIT "F"

                            TENANT'S EXCLUSIVE RISERS

                      Diagram of 10th Floor and 19th Floor

                                   EXHIBIT "G"

           APPROVED CONTRACTORS FOR THE ORIGINAL PREMISES ALTERATIONS,
                 THE ADDITIONAL PREMISES INITIAL ALTERATIONS AND
                   THE INITIAL ADDITIONAL PREMISES ALTERATIONS

                            APPROVED CONTRACTORS LIST

GENERAL CONTRACTORS                   PHONE NUMBER       CONTACT PERSON
-------------------                   ------------       --------------
Ambassador Construction               (212) 922-1020     Irving Koven
Lehr Construction                     (212) 353-1160     Gerald Lazar
Ocean Valley Ent.                     (718) 776-0077     Gary Sherwood
Structure Tone                        (212) 481-6100     John White
TriStar Corp.                         (212) 486-0808     Bill Weiner
SUB-CONTRACTORS
ASBESTOS ABATEMENT

NAC                                   (212) 219-0880     Mike Caputo
Abtron                                (516) 364-4678     Jim Thurston
Abatement Int.                        (718) 994-2000     Bill McKenzie
AWNINGS

Acme Awning Co.                       (718) 409-1881     Ken Cohen

BLINDS

Ultimate Services                     (203) 531-0623     David Marinelli

BOILERS

M.P.S.                                (718) 834-9393     Nick Papps
Marine Welding                        (212) 991-3203     William Falco

CERAMIC

Quarry Tile                           (212) 679-8889     Helen Stember
Port Morris                           (718) 378-6100     Vincent Lauricell

CONCRETE

Melva                                 (718) 482-1932     Chris Satalias
Ocean Valley Ent.                     (718) 776-0077     Gary-Sherwood
Landsite Contractinq                  (516) 938-8200     Adriano P. Lott
Francis A. Lee Exterior Restoration
Corp.                                 (516) 938-2000     Francis A. Lee
CONVECTORS/COVERS

Steel Towne                           (718) 369-3637     Eugene Wong
Wenig Corp.                           (718) 542-3600     Ray Zimmerman
Hack Environmental                    (914) 946-3800     Ken Hack
Airflux                               (516) 752-1234     Al Wenksus
DEMOLITION

General Container, Inc.               (718) 834-8100     Charlie Raffa
Advance Carting                       (212) 691-3200     Gene Skawronski
Ritaway                               (212) 458-8900     Nick Verna
DaCosta Demolition                    (718) 565-8588     Ernie DaCosta
DRYWALL/SHEETROCK

CLK Construction                      (212) 986-4580     Cary Koven
Dejil                                 (718) 939-3700     Sy Levine
Ess a Vee                             (718) 786-1100     Tony Verderame
John Moresky                          (516) 735-7015     John Maresky

MET Construction                      (718) 392-9400     Dan Masterson
Nordic Interiors, Inc.                (718) 456-7000     Lloyd Jacobson
Ocean Valley Ent.                     (718) 776-0077     Gary Sherwood
Sweeney & Harkin Carpentry Dry
Wall Corp.                            (718) 392-0190      Don Masterson
ELECTRIC

Forest Electric                       (212) 594-4110     Phil Altheia
I Lite                                (212) 262-9488     Anthony Izza
T.C. Miller                           (212) 924-6650     Jonathan Feldberg
C.W. Green                            (212) 267-0440     James Angus
Egg Electric                          (212) 675-6406     Ellen Aschendorf
FLOORING

Ashland Industries, Inc.              (914) 777-4507     Carmine Notaro
Lorraine Flooring                     (718) 482-0068     Stephen Varderame
FOLDING WALLS

Flexwall

Modernfold Doors                      (212) 684-4210     Robert Styles
National (Midhattan)                  (212) 924-1567     Edmund Crecco

GLASS REPLACEMENT

East Side Glass                       (212) 674-8355     Mark Rosen
Knickerbocker Glass                   (212) 247-8500     Sidney Glasser

H.V.A.C.

Omega Cooling                         (212) 268-7100     Ron Irving
Nelson Air Device                     (718) 729-3801     Nelson Blitz
Delphi Mechanical                     (718) 204-5500     Peter Manos Sr./Jr.
P.J. Mechanical                       (212) 243-2555     Mitchell Singer
P & L Mechanical                      (212) 966-6054     Tom Lacorazza
Penguin Air Conditioning              (718) 706-2503     William Ash
Refrigeration Resources               (516) 921-5149     George Gerlinsky
HARDWARE/DOORLOCKS

Midtown                               (212) 730-2052     Bill Gerrara
Weinstein & Holtzman                  (212) 233-4651     Jeff Hymowitz
HARDWARE/BUILDING SUPPLIES

Crest Supply                          (212) 967-2276     Vincent Zerbo
Consolidated Supply                   (718) 824-2033     Mark Wisner

LATH & ACOUSTICS

Ess & Vee Acoustical                  (718) 786-1100     Tony Verderame
Superior                              (516) 352-0300     Quinn Mesorana

LIGHTING

Speclite                              (516) 822-8800     James Willey
Project Lighting                      (718) 417-8182     Tony Capranzano

MARBLE

Quarry Title                          (212) 679-8889     Helen Stember
Joe Cochoran                          (516) 423-8737     Joe Cochoran

MASONARY/PLASTER

Belcraft                              (718) 784-5505     Greg Ozzino
Indelicato                            (718) 409-9022     Ed DiGiacomo

METAL/GLASS PARTITION

F&F                                   (201) 402-7710     Eric Frank
Metralite                             (718) 961-1770     Don Silverman
Acme                                  (718) 384-7800     George De Feis
Abbott
PAINTING

Bond Painting                         (212) 944-0070     Stuart Feld
J.I. Hass                             (212) 687-6678     Jay Hass
Hudson Shatz                          (212) 757-6363     George Story
Wexler Services Corp.                 (212) 245-1110     Vera Young
PLUMBING

B & Z Mechanical                      (212) 967-2276     Bill Bowerman
American Contracting                  (212) 736-6618     Richard Silver
PAR Plumbing                          (516) 887-4000     Sandi Deutsch
WIRE MESH

Acorn Wire & Iron Works               (212) 697-7370     Bert Damone
RAISED FLOOR

(Gayle, King, Carr)                   (212) FA5-5400     Val Bonanno

Floating Floors

Donn Floors

(Wener Krebs)

Raised Floors                         (201) 778-2444     Eric Lagerstrum
Computer Floors                       (201) 340-3666     Tor Sundlin
American Computer Floors
C-Teg Mfg.                            (212) 686-8994

RIGGING

Aalco Transport & Storage             (516) 789-8000     Jeff Krevat
Francis A. Lee Exterior Restoration
Corp.                                 (516) 938-2000     Francis A. Lee

ROLLING DOORS

Franklin Sq. Iron Works               (201) 612-1995     Richie Singer
Amer. Overhead Door
Atlas Doors                           (201) 572-5700     Tom Eodice
Doors Unlimited                       (212) 269-8513

Miric Industries                      (212) 594-9898     Mike Petrico
ROOFING
A. Best                               (718) 779-3003     Lon Best
Melva Const. Corp.                    (718) 482-1932     Chris Batalias
Arrow Restoration                     (718) 729-0411     Marshall Geller
Empire National Const. Corp.          (212) 594-1800     Paul Pfeifer
SCREENS

LeJac                                 (516) 334-0855     Todd Morris
Raven                                 (212) 534-8408     Martin Soss
Jenteen                               (201) 755-2127     Jerry Segal


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SECURITY

Guard Technologies, Inc.              (609) 452-2052     Darius Nevin

SIGNS

Ensign Systems, Inc.                  (718) 416-2052     Kevin Ryan
Engraphics                            (212) 691-0777     Susan Perdoch
Forest Sign Co.                       (212) 319-0100     Richard McGovern
SPRINKLER

CGA Associates                        (201) 696-2208     Carl Guinta
Columbia Mechanical                   (212) 594-3014     Nick Pizzone
Sirina Fire Protection                (516) 942-0400     Tony Florez
Abco Peerless Sprinkler               (516) 294-6850     Tim Bowe
STRUCTURAL STEEL & STEEL WORK

Burgess Steel Products                (212) 563-6000     Eugene Guerin
Franklin Iron Works                   (212) 863-5001     Richie Singer
Koenig Iron Works                     (21) 924-4333      Norman Rosenbaum
Jaravi

TOILET ARTICLES

LeJac                                 (516) 334-0855     Tod Morris
Flush Metal                           (718) 784-3380     Jack Rubin
Jenteen
WATERPROOFING

Melva                                 (718) 482-1932     Chris Batalias
A. Best Contracting                   (718) 779-3003     Lon Best
Arrow Restoration                     (718) 729-0411     Marshall Geller
Francis A. Lee Exterior &
Restoration Corp.                     (516) 938-2000     Francis A. Lee
Empire National Const. Corp.          (212) 594-1800     paul Pfeifer
WOODEN FLOORS

Capital (Hoboken)                     (212) 925-6633

Designated Wood Flooring Center       (212) 228-1050     Arnold Beinberg
Elite Flooring                                           Robert Rutledge
WOODWORKERS

Antal                                 (212) 755-1020

Millwright Woodwork                                      Martin Sherlock
Midhattan
Capital
Nordic                                (718) 456-7000     Lloyd Jacobson
Infra-Structures                      (516) 243-0700     Robert Larson
WINDOWS

Air Master                            (718) 932-3434     Mark Wisner
Metro Windows                         (516) 360-8811     Elliot Glasser


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